UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

HUBBELL INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Hubbell Incorporated
Notice of 2016 Annual
Meeting of Shareholders
and Proxy Statement

May 3, 2016
9:00 a.m. local time
Shelton, Connecticut

A LETTER FROM OUR CHAIRMAN, PRESIDENT AND CEO

Dear Fellow Shareholder:

I am pleased to invite you to the Hubbell Incorporated Annual Meeting of Shareholders which will be held on Tuesday, May 3, 2016 at 9:00 A.M. local time at our corporate headquarters, 40 Waterview Drive, Shelton, Connecticut 06484.

At this year’s meeting you will be asked to vote on the three proposals listed in the enclosed Notice of Annual Meeting (1) the election of nine nominees to serve on our Board of Directors for a term of one year, (2) the ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2016, and (3) the approval of the Company’s Senior Executive Incentive Compensation Plan, as Amended and Restated. Please take the time to review the information on each of the proposals contained inside the Proxy Statement.

The Board of Directors recommends that you vote FOR each of the proposals.

As a shareholder, it is important that your shares are represented at the Annual Meeting in person or by proxy. Last year approximately 92% of all eligible votes were cast by shareholders at the Annual Meeting once again demonstrating the strong engagement and commitment of our shareholders to Hubbell. I encourage you to cast your vote and to continue your support of this great Company and its future prosperity.

On behalf of the Board of Directors, we thank you for your share ownership in Hubbell and look forward to seeing you at the meeting.

Very truly yours,

David G. Nord

Chairman of the Board, President and Chief Executive Officer

March 16, 2016

Notice of 2016 Annual Meeting of Shareholders

Tuesday, May 3, 2016

9:00 A.M. local time

Hubbell Incorporated, 40 Waterview Drive, Shelton, Connecticut 06484

ITEMS OF BUSINESS

(1)	To elect the nine members of the Board of Directors named in the Proxy Statement.
(2)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.
(3)	To approve the Company’s Senior Executive Incentive Compensation Plan, as Amended and Restated.
(4)	To transact any other business that properly comes before the meeting and any continuation, adjournment or postponement of the meeting.

RECORD DATE

If you were a shareholder of record at the close of business on March 4, 2016, you will be entitled to notice of and to vote at the Annual Meeting.

WEBCAST

A webcast of the Annual Meeting will be available on our website, www.hubbell.com, on Tuesday, May 3, 2016, starting at 9:00 A.M. local time. An archived copy of the webcast will be available on our website for 12 months following the date of the Annual Meeting. Information on our website, other than our Proxy Statement and form of proxy, is not part of our solicitation materials.

VOTING

It is important that your shares are represented at the Annual Meeting. You can vote your shares using the Internet, by telephone or by requesting a paper proxy card to complete, sign and return by mail. Voting procedures are described in the Proxy Statement on page 6, the Notice of Internet Availability of Proxy Materials, and on the proxy card.

By Order of the Board of Directors

Megan C. Preneta

Corporate Secretary and Assistant General Counsel

March 16, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON May 3, 2016: This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended 2015 are available at www.proxyvote.com. Have your Notice of the Internet Availability of Proxy Materials or proxy card in hand when you go to the website.

Back to Contents

Back to Contents

Proxy Statement

Annual Meeting Details

Date, Time and Place

The Annual Meeting of Hubbell Incorporated, which we refer to as Hubbell or the Company, is being held on Tuesday, May 3, 2016 at 9:00 A.M. local time at our corporate headquarters, 40 Waterview Drive, Shelton, Connecticut 06484.

Availability of Proxy Materials

Your proxy is being solicited for the Annual Meeting, or any adjournment, continuation or postponement of the Annual Meeting, on behalf of the Board of Directors of the Company. On March 16, 2016, we mailed a Notice of the Internet Availability of Proxy Materials to all shareholders of record advising that they could view all of the proxy materials (Proxy Statement, proxy card and Annual Report on Form 10-K) online at www.proxyvote.com, or request a paper or email copy of the proxy materials free of charge. We encourage all shareholders to access their proxy materials online to reduce the environmental impact and cost of our proxy solicitation. You may request a paper or email copy of the materials using any of the following methods:

•	By Internet: Go to www.proxyvote.com

•	By Phone: 1-800-579-1639

•	By Email: sendmaterial@proxyvote.com

Eligibility to Vote

You can vote if you held shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) as of the close of business on March 4, 2016, which is the record date for the Annual Meeting. Each share of Common Stock is entitled to one vote. As of March 4, 2016, there were 56,286,502 shares of Common Stock outstanding and eligible to vote.

How to Vote

You may vote using any of the following methods:

•	By Internet: Go to www.proxyvote.com. Have your Notice of the Internet Availability of Proxy Materials or proxy card in hand when you go to the website.

•	By Mail: If you have requested a paper copy of the proxy materials, complete, sign and return your proxy card in the prepaid envelope.

•	In Person: Shareholders who attend the Annual Meeting may request a ballot and vote in person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or record holder and present it to the inspectors of election with your ballot to be able to vote at the meeting.

•	By Phone: 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions.

You may revoke your proxy at any time prior to its use by any of the following methods:

•	Delivering to the Secretary of the Company written instructions revoking your proxy

•	Delivering an executed proxy bearing a later date than your prior voted proxy

•	If you voted by Internet or telephone, by recording a different vote on the Internet website or by telephone

•	Voting in person at the Annual Meeting

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	6

Back to Contents

Directions to Meeting

Directions to attend the Annual Meeting where you may vote in person can be found on our website, www.hubbell.com, in the Investor Info section. The content of the Company’s website is not incorporated by reference into, or considered to be a part of, this Proxy Statement.

Proxy Summary

This summary highlights some of the important information contained in this Proxy Statement and does not include all of the information you should consider regarding the proposals being presented at the Annual Meeting. You should read the entire Proxy Statement before casting your vote. Page references are supplied to help you find more detailed information in this Proxy Statement.

Voting Items

Item 1 - Election of Directors (Page 9)

The table below presents information on each of the nominees for Director of the Company, including their principal occupation and relevant experience. Each of the nominees is a current Director of the Company and possesses the qualifications and experience recommended by the Nominating and Corporate Governance Committee, and approved by our Board, to serve as a Director.

Name	Principal Position	Director Since	Independent	Committee Membership*	Experience
Carlos M. Cardoso	Retired Chairman, President and CEO, Kennametal Inc.	2013	Yes	A / C	Public company officer/director, operations, international, manufacturing
Anthony J. Guzzi	President and CEO, EMCOR Group, Inc.	2006	Yes	E / F / N	Public company officer/director, operations, distribution, manufacturing
Neal J. Keating	Chairman, President and CEO, Kaman Corporation	2010	Yes	A / N	Public company officer/director, international, operations, distribution
John F. Malloy	Chairman, President and CEO, Victaulic Company	2011	Yes	A / F	Private company officer/director, manufacturing, operations, distribution
Judith F. Marks	Executive Vice President, Global Solutions, Dresser-Rand, a Siemens Business	2016	Yes	A	Public company officer, operations, strategy, business development
David G. Nord	Chairman, President and CEO, Hubbell Incorporated	2013	No	E	Public company officer/director, finance, operations, strategic planning
John G. Russell	President and CEO, CMS Energy & Consumers Energy	2011	Yes	C / N	Public company officer/director, finance, governance, utility industry
Steven R. Shawley	Retired Senior Vice President and CFO, Ingersoll-Rand Company	2014	Yes	A / E / F	Public company officer/director, finance, auditing, manufacturing
Richard J. Swift	Retired Chairman, President & CEO, Foster Wheeler Ltd.	2003	Yes	C / E / N	Public company officer/director, finance, accounting, auditing, engineering
*	A – Audit, C – Compensation, E – Executive, F – Finance, N – Nominating/Corporate Governance.

Item 2 - Ratification of Auditors (Page 50)

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the annual financial statements for the Company for the year 2016. While shareholder ratification of our independent auditors is not required, we are submitting the item to a vote as a matter of good corporate governance.

Item 3 - Approval of the Company’s Senior Executive Incentive Compensation Plan, as amended and restated (Page 58)

The Company’s Senior Executive Incentive Compensation Plan (the “Senior Plan”) is a performance-based incentive award plan which provides senior executive officers of the Company with short-term incentive award payments upon achieving certain levels of performance. The Senior Plan was previously adopted and approved by the Company’s shareholders at our 2011 annual meeting with the intent that short-term incentives payable by the Company to its senior executives under the Senior Plan would be treated as fully deductible by the Company for federal income tax purposes. The Senior Plan was scheduled to expire in 2016. The Board of Directors has approved an amendment and restatement of the Senior Plan, subject to shareholder approval, which extends the term of the plan until 2021, adopts several changes to reflect corporate governance best practices and updates the list of performance criteria.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	7

Back to Contents

Vote Recommendations and Requirements

A quorum is required to transact business at the Annual Meeting. The presence of the holders of Common Stock, in person or by proxy, representing a majority of the voting power of the Company’s outstanding shares constitutes a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present for quorum purposes. The following table summarizes the voting information for the three proposals to be considered at the Annual Meeting:

ELECTION OF DIRECTORS		RATIFICATION OF AUDITORS		APPROVAL OF THE COMPANY’S SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED

•	Vote Required: Plurality*	•	Vote Required: Majority of Votes Cast**	•	Vote Required: Majority of Votes Cast**

•	Broker Discretionary Voting: Not Allowed	•	Broker Discretionary Voting: Allowed	•	Broker Discretionary Voting: Not Allowed

	The Board recommends that Shareholders vote FOR each Nominee		The Board recommends that Shareholders vote FOR this proposal		The Board recommends that Shareholders vote FOR this proposal

*	Plurality means that the nominees who receive the most votes cast “FOR” their election are elected as directors. Votes withheld and broker non-votes will not affect the election of directors.

**	“Majority of Votes Cast” means that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered to be votes cast and therefore will not affect the voting results with respect to the ratification of the auditors and approval of the Company’s Senior Executive Incentive Compensation Plan, as amended and restated. Because brokers have the discretionary authority to vote on the ratification of auditors, we do not expect any broker non-votes in connection with the ratification of the auditors.

If your shares are held by a broker and you have not instructed the broker how to vote, your shares will not be voted with respect to the election of directors or the approval of the Senior Executive Incentive Compensation Plan, as amended and restated, but your broker does have the discretion to vote your shares on the ratification of the auditors.

The Company does not intend to present any business at the Annual Meeting other than the items described in the Proxy Statement, and has no information that others will do so. The proxies appointed by our Board of Directors (and named on your proxy card) will vote all shares as the Board recommends above, unless you instruct otherwise when you vote. If a matter not described in this Proxy Statement is properly presented at the Annual Meeting, the named proxies will have the discretion to vote your shares in their judgment.

Reclassification

On December 23, 2015, the Company’s shareholders approved the reclassification of the Company’s dual-class common stock (formerly Class A Common and Class B Common Stock) into a single class of Common Stock (the “Reclassification”). In connection with the Reclassification, all outstanding equity awards relating to Class B Common Stock, in the form of stock appreciation rights, restricted stock, performance-based restricted stock and performance shares were also reclassified and converted into awards relating to the new single class of Common Stock with all other terms and conditions remaining the same.

In addition, the Company’s Second Amended and Restated 2005 Incentive Award Plan (the plan under which equity awards may be granted to Hubbell employees and directors) and Deferred Compensation Plan for Directors (the plan under which directors are permitted to defer their annual compensation) were each amended to replace all references to “Class A Common Stock” and “Class B Common Stock”, as applicable, with references to “Common Stock”.

Throughout this Proxy Statement there are several references to the Company’s former Class B Common Stock. For purposes of calculating the fair market value of the equity awards granted, vested or outstanding in 2015, we use the trading prices of the Company’s former Class B Common Stock which was actively listed and trading until December 23, 2015.

Business Highlights

Hubbell is a performance-driven company with an impressive track record of consistently delivering increased value and returning cash to our shareholders. Net sales in 2015 were $3.4 billion, an increase of 1% compared to 2014; operating margin of 14.0% in 2015 decreased 140 basis points compared to 2014; earnings per diluted share in 2015 was $4.77 compared to $5.48 in 2014; and free cash flow (defined as cash flow from operations less capital expenditures) as a percentage of net income attributable to Hubbell was 92% in 2015. Each of these measures are critical components to our pay for performance compensation structure as they are indicators of strong Company performance and shareholder value. The Company rewards its executives for achievements in these areas as further described in the Compensation Discussion and Analysis beginning on page 24. We also remained committed to deploying our capital in value creating ways. We increased the annual dividend 13% to $2.52 per share - the 8th consecutive year of increased dividends. The Board of Directors also authorized the repurchase of approximately $400 million of the Company’s Common Stock. Finally, acquisitions continue to be a core strategic objective and we invested approximately $163 million on four acquisitions in 2015; one that will join our Power segment, the other three will be reported in the Electrical segment.

Executive Appointments

Effective June 1, 2015, Hubbell appointed three new leaders within its Electrical Segment. Mr. Kevin A. Poyck, Mr. Rodd R. Ruland and Mr. Darrin S. Wegman were appointed Group Presidents for the Lighting, Construction and Energy, and Commercial and Industrial businesses, respectively. These businesses together form Hubbell’s Electrical Segment. In addition, effective January 1, 2016, Hubbell appointed Ms. Maria R. Lee as Vice President, Treasurer and Investor Relations.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	8

Back to Contents

ELECTION OF DIRECTORS - ITEM 1

The Company’s By-Laws provide that the Board of Directors shall consist of between three and thirteen Directors who shall be elected annually by the shareholders. The Board has fixed the number of Directors at nine as of the 2016 Annual Meeting.

Director Qualifications and Experience

The Nominating and Corporate Governance Committee (“NCGC”) works with the Board annually to determine the appropriate characteristics, skills and experience for the Board and its individual members to properly oversee the interests of the Company and its shareholders.

The NCGC recommends candidates for Board membership using the selection criteria outlined in the Corporate Governance Guidelines and other factors it deems necessary to fulfill its objectives. Candidates are evaluated on the basis of their individual qualifications and experience, and in the context of the Board as a whole. The Board does not have a formal policy on diversity, rather its objective is to assemble a Board with diverse experience in various areas that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment. Below is a list of some of the qualifications and experience sought by the NCGC in recommending candidates for nomination to the Board:

•	Ability to make independent analytical inquiries

•	Marketing, finance, operations or other relevant public company experience

•	Education

•	Financial literacy

•	Professional background

•	Corporate governance experience

•	Experience as a current or former public company officer

•	Experience in the Company’s industry

•	Public company board service

•	Academic expertise in an area of the Company operations

In determining whether to recommend a current Director for re-election, the NCGC will also consider:

•	Past attendance at meetings

•	Service on other boards

•	Participation in and contributions to Board activities

Each Director nominee possesses the appropriate qualifications and experience for membership to the Board of Directors. As a result, the Board is comprised of individuals with strong and unique backgrounds, giving the Board competence and experience in a wide variety of areas to serve the interests of the Company and its shareholders.

Director Nominees

The following nominees are proposed by the Board to stand for election at the 2016 Annual Meeting of Shareholders and to serve as Directors until the 2017 Annual Meeting and until their successors have been elected and qualified. All of the nominees are current Directors and were elected by the Company’s shareholders with the exception of Ms. Marks who was appointed to the Board in January, 2016. Ms. Marks was recommended to the Nominating and Corporate Governance Committee by a third party search firm. In the event that any of the nominees for Director should become unavailable, it is intended that the shares represented by the proxies will be voted for any substitutes nominated by the Board of Directors, unless the number of Directors constituting the full Board is reduced. The following biographies provide information on the principal occupation of each of the Director nominees:

The Board of Directors Recommends that Shareholders Vote “FOR” all of the Nominees.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	9

Back to Contents

Carlos M. Cardoso
Age: 58
Director Since: 2013
Committees: Audit and Compensation
Designation: Independent
Directorships: Stanley Black & Decker, Inc., since 2007; (Kennametal Inc. 2008 - 2014)

Mr. Cardoso served as Chairman, President and Chief Executive Officer of Kennametal Inc. (publicly traded manufacturer of metalworking tools and wear-resistant products) from January 2008 to December 2014. Previously, he held the position of President and Chief Executive Officer (2006 – 2008), and also served as Kennametal’s Executive Vice President and Chief Operating Officer from January 2005 to December 2005, and Vice President and President, Metalworking Solutions and Services Group from 2003 to 2004.

Skills and Qualifications

Mr. Cardoso brings to the Board CEO, COO, manufacturing, international business and public company Board experience, including:

•	Significant manufacturing and operations experience having served as President of the Pump Division of Flowserve Corporation, a manufacturer/ provider of flow management products and services, Vice President and General Manager, Engine Systems and Accessories, for Honeywell International, Inc., a technology and manufacturing company, and Vice President Manufacturing Operations for Colt’s Manufacturing Company, LLC, a maker of firearms

•	Membership on the Board of Stanley Black & Decker, Inc., a diversified global provider of hand and power tools and accessories

Anthony J. Guzzi
Age: 52
Director Since: 2006
Committees: Nominating and Corporate Governance (Chair), Finance, and Executive
Designations: Independent; Lead Director
Directorship: EMCOR Group, Inc., since 2009

Mr. Guzzi has served as President and Chief Executive Officer of EMCOR Group, Inc. (a publicly traded mechanical, electrical construction and facilities services company) since January 2011. Previously, he was President and Chief Operating Officer from 2004 to 2010. He also served as President, North American Distribution and Aftermarket of Carrier Corporation (HVAC and refrigeration systems), a subsidiary of United Technologies Corporation from 2001 to 2004, and President, Commercial Systems and Services in 2001.

Skills and Qualifications

Mr. Guzzi brings to the Board CEO, COO, manufacturing, strategic development, operations, consulting and public company board experience, including:

•	Serving as President and CEO and a Director of EMCOR Group, Inc., a corporation specializing in electrical and mechanical construction and facilities services

•	Extensive experience in manufacturing and distribution having served as President, North American Distribution and Aftermarket, and President, Commercial Systems and Services of Carrier Corporation, a subsidiary of United Technologies Corporation

•	Past experience as an engagement manager with McKinsey & Company, a prominent management consulting firm

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	10

Back to Contents

Neal J. Keating
Age: 60
Director Since: 2010
Committees: Audit, and Nominating and Corporate Governance
Designation: Independent
Directorship: Kaman Corporation, since 2007

Mr. Keating has served as the Chairman of the Board, President and Chief Executive Officer of Kaman Corporation (a publicly traded aerospace and industrial distribution company), since 2008. Prior to that, he held the position of President and Chief Operating Officer of Kaman from 2007 to 2008. From 2004 to 2007, he held the position of Chief Operating Officer of Hughes Supply (a wholesale distributor acquired by Home Depot).

Skills and Qualifications

Mr. Keating brings to the Board an extensive history of senior executive leadership and board experience, and a strong background in international operations, distribution, and mergers and acquisitions, including:

•	Serving as Chairman of the Board and CEO of Kaman Corporation, a public manufacturing corporation that serves the aerospace and industrial distribution industries

•	Past experience as COO of Hughes Supply and Executive Vice President and COO of Rockwell Collins, Commercial Systems

•	Former Managing Director and CEO of GKN Aerospace, and Director of GKN plc, an international aerospace, automotive and land systems business

John F. Malloy
Age: 61
Director Since: 2011
Committees: Audit and Finance
Designation: Independent
Directorships: Victaulic Company, since 2006

Mr. Malloy has served as the Chairman of the Board, President and Chief Executive Officer of Victaulic Company (a privately held mechanical pipe joining systems company) since 2006. Prior to that, he held the position of President and Chief Executive Officer from 2004 to 2006 at Victaulic, and also President and Chief Operating Officer from 2002 to 2004.

Skills and Qualifications

Mr. Malloy brings to the Board many years of senior management, operations, economic and strategic planning experience having served as the CEO and COO of a global manufacturing and distribution company, including:

•	12 years of executive management experience at a leading worldwide manufacturing company

•	Over 15 years of experience in various senior level strategic planning positions at United Technologies Corporation

•	Holds a Ph.D. in economics and has taught courses in Economics at Hamilton College

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	11

Back to Contents

Judith F. Marks
Age: 52
Director Since: 2016
Committee: Audit
Designation: Independent

Ms. Marks has served as the Executive Vice President, Global Solutions at Dresser-Rand (a global supplier of custom-engineered rotating equipment for the oil, gas and power industries), a Siemens Business, since 2015. Prior to that, she was the President and CEO of Siemens Government Technologies, Inc. from 2011-2015, and Vice President, Strategy and Business Development at Lockheed Martin Corporation (a publicly traded global company engaged in aeronautical and space systems, integration and technology services) from 2009-2011.

Skills and Qualifications

Ms. Marks brings to the Board strong multi-disciplinary experience in the areas of corporate strategy, operations, business development, and leadership for emerging geographies, including:

•	Served as President and CEO of Siemens Government Technologies, Inc., a subsidiary of Siemens AG and leading integrator of innovative products, technologies and services for the government

•	Led all strategy, planning, customer relations and new business development across Lockheed Martin Corporation’s (“Lockheed”) $14 billion electronic systems business

•	Held the position of President of Lockheed’s Transportation & Security Solutions Division, a developer and manufacturer of software and hardware solutions for global customers

David G. Nord
Age: 58
Director Since: 2013
Committee: Executive (Chair)
Designation: Not Independent

Mr. Nord has served as Chairman of the Board, President and Chief Executive Officer of the Company since May 2014, and President and Chief Executive Officer since January 2013. Previously, he served as the Company’s President and Chief Operating Officer from June 2012 to January 2013, and Senior Vice President and Chief Financial Officer from September 2005 to June 2012.

Skills and Qualifications

Mr. Nord brings to the Board extensive financial, operational, and strategic planning experience, and a strong background in the manufacturing industry having served as a senior executive at 2 global manufacturing companies, including:

•	Serving as the Company’s Senior Vice President and CFO for 7 years and as COO prior to his appointment to CEO in 2013

•	10 years in various senior leadership positions at United Technologies Corporation including Vice President-Finance and CFO of Hamilton Sundstrand Corporation, one of its principal subsidiaries

•	Roles of increasing responsibility at The Pittston Company, a publicly held multinational corporation, and Deloitte & Touche

•	Member of the Boards of Manufacturers Alliance for Productivity and Innovation (MAPI) and the National Electrical Manufacturers Association (NEMA)

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	12

Back to Contents

John G. Russell
Age: 58
Director Since: 2011
Committees: Compensation, and Nominating and Corporate Governance
Designation: Independent
Directorships: CMS Energy Corporation and Consumers Energy Company, since 2010

Mr. Russell has served as the President and Chief Executive Officer of CMS Energy Corporation (“CMS Energy”) and Consumers Energy Company (“Consumers Energy”) (a publicly traded electric and natural gas utility) since 2010. Previously, he held the position of President and Chief Operating Officer of Consumers Energy from 2004 to 2010. On January 26, 2016, CMS Energy announced that Mr. Russell would be retiring from his current position in July 2016 and is expected to become Chairman of the CMS Energy and Consumers Energy boards of directors.

Skills and Qualifications

Mr. Russell brings to the Board many years of experience as a public company executive officer and Director in the utility industry, and possesses a strong background in operations, regulated utilities and governance, including:

•	Serving as the President and CEO of CMS Energy and Consumers Energy, and previously as COO

•	Over 30 years of both hands-on and leadership experience in the utility industry which represents a significant part of the Company’s overall business

•	Serving on the boards of CMS Energy and Consumers Energy

Steven R. Shawley
Age: 63
Director Since: 2014
Committees: Audit (Chair), Executive and Finance
Designations: Independent; Audit Committee Financial Expert
Directorship: GrafTech International (2010 - 2014)

Mr. Shawley served as the Senior Vice President and Chief Financial Officer of Ingersoll-Rand Company (a publicly traded manufacturer of climate solutions, and industrial and security technologies) from 2008 to 2013. Previously, he held the position of Senior Vice President and President of Ingersoll-Rand’s Climate Control Technologies business from 2005 to 2008.

Skills and Qualifications

Mr. Shawley brings to the Board extensive leadership experience as a public company executive officer and Director, and a strong background in finance, accounting and audit, including:

•	Over 14 years of experience as a public company officer, including serving as the Senior Vice President and CFO of Ingersoll-Rand and President of one of its major business sectors

•	Holding multiple financial roles of increasing responsibility over the course of 30+ years including audit, accounting, financial planning and as the controller of Westinghouse Electric Corporation’s largest manufacturing division and CFO of its Thermo King subsidiary

•	Served on the board of a public company and as Chair of its Audit Committee

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	13

Back to Contents

Richard J. Swift
Age: 71
Director Since: 2003
Committees: Compensation (Chair), Executive, and Nominating and Corporate Governance
Designation: Independent
Directorships: CVS/Caremark Corporation, since 2006; Ingersoll-Rand Company, PLC, since 1995;
Kaman Corporation, since 2002; Public Service Enterprise Group Incorporated, since 1994

Mr. Swift served as the Chairman of the Financial Accounting Standards Advisory Council from 2002 to 2006. Previously, he held the position of Chairman, President and Chief Executive Officer of Foster Wheeler Ltd. (design, engineering, construction and other services) from 1994 to 2001.

Skills and Qualifications

Mr. Swift possesses CEO experience, extensive public company board experience, and a strong finance, engineering and corporate governance background, including:

•	Former Chairman, President and CEO of Foster Wheeler Ltd.

•	Former Chairman of the National Foreign Trade Council and the Financial Accounting Standards Advisory Council, which advises the Financial Accounting Standards Board on accounting standards

•	Membership on the boards of 4 public companies

•	Former licensed professional engineer

During the five years ended December 31, 2015, Mr. Cardoso, Mr. Keating, Mr. Malloy, Mr. Russell and Mr. Swift have held the principal occupation listed in their biography above or been retired for that period of time. The employment history of each of the other Director nominees during such time period is reflected in their biographies above.

Vote Requirement

Directors are elected by plurality vote. Votes withheld and broker non-votes will not affect the election of Directors.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	14

Back to Contents

COMPENSATION OF DIRECTORS

The NCGC annually reviews all forms of independent Director compensation in relation to other U.S. companies of comparable size and the Company’s competitors, and recommends changes to the Board, when appropriate. The NCGC is supported in this review by Exequity LLP (“Exequity”), an independent outside compensation consultant engaged by the NCGC, which provides compensation consultation and competitive benchmarking. As a result, the Director compensation program reflects a mainstream approach to the structure of the compensation components and the method of delivery. In 2015, following the annual review, the Board of Directors, upon the recommendation of the NCGC, determined to increase the value of the annual restricted stock grant to be made at each annual meeting, commencing with the 2016 annual meeting, from $110,000 to $120,000 to better align our total director compensation with benchmark practices. In 2016, in connection with the Board’s decision to extend the term of the Lead Director from 1 to 3 years and in recognition of the increasing demands, responsibilities and value of the role, the Board approved an annual retainer payment to the Lead Director in the amount of $20,000.

The following table describes the components of non-management Director compensation:

Compensation Component
Annual Board Retainer	$75,000
Committee Chair Retainer	$20,000 – Audit
$15,000 – Compensation
$13,000 – Finance
$13,000 – NCGC
Committee Member Retainer	$10,000 – Audit
$7,000 – Compensation
$5,000 – Finance
$5,000 – NCGC
Lead Director Retainer	$20,000
Board / Committee Meeting Fees	None
Annual Restricted Share Grant (upon election at Annual Meeting)	$120,000 in value of Common Stock that vests on the date of the next Annual Meeting if the Director is still serving (or earlier, upon death or a change in control)
Stock Ownership Guidelines(1)	Within five years of joining the Board, ownership in Common Stock or deferred stock units valued at 4 times the average annual retainer paid to the Director in the past 5 years
Discretionary Fee(2)	Upon NCGC recommendation and consent of the Chairman of the Board, fees commensurate with any activities performed outside the scope of normal Board and Committee service, at the Company’s request
(1)	Directors who are first standing for election are encouraged to own 1,000 shares of the Company’s Common Stock prior to the filing of the proxy statement for the meeting at which the Director is standing for election.

(2)	Activities may include customer visits, conference attendance, or training meetings.

Deferred Compensation Plan

The Company maintains a Deferred Compensation Plan for non-management Directors (“Deferred Plan for Directors”) which enables Directors, at their election, to defer all or a portion of their annual Board and Committee retainers into:

•	A Stock Unit account in which each stock unit consists of one share of the Company’s Common Stock. Dividend equivalents are paid on the stock units contained in the Director’s account and converted into additional stock units. Upon distribution, all stock units are payable in shares of Common Stock.

•	A Cash account which is credited with interest at the prime rate in effect at the Company’s principal commercial bank on the date immediately following each regularly scheduled quarterly Board meeting.

The Deferred Plan for Directors also enables such Directors, at their election, to defer all or a portion of their annual restricted share grant into:

•	A Restricted Stock Unit account providing for the credit of one restricted stock unit for each share of restricted stock deferred. Restricted stock units are subject to the same vesting terms described in the table above and are payable in the form of one share of Common Stock for each restricted stock unit. Dividend equivalents are paid on the restricted stock units contained in the account and converted into additional restricted stock units.

Generally, all distributions under the Deferred Plan for Directors are paid only after termination of service, and may be paid in a lump sum or in annual installments, at the Director’s election. However, in the event of a change of control, all amounts credited to a Director’s account are paid in a lump sum, with amounts credited as stock units immediately converted into a right to receive cash.

Prior to the Reclassification, each deferred stock unit in the Director’s Stock Unit account consisted of one share each of the Company’s former Class A and Class B Common Stocks, and each Restricted Stock Unit consisted of the right to receive one share of Class B Common Stock. In connection with the Reclassification, each Director’s Stock Unit account was credited with the $28 cash consideration for each deferred stock unit, the same as was paid to all Class A Common shareholders, and each deferred stock unit was converted into deferred stock units consisting of one share of Common Stock. Each deferred Restricted Stock Unit was converted into a right to receive one share of Common Stock.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	15

Back to Contents

Director Compensation Table for Fiscal Year 2015

The following table shows the compensation paid by the Company to non-management Directors for service on the Company’s Board of Directors during fiscal year 2015. Mr. Nord receives no compensation beyond that described in the Executive Compensation section on page 39 for his service as Director.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation(4)(5) ($)	Total ($)
Carlos M. Cardoso	92,000	109,995	336	202,331
Lynn J. Good	34,340	—	336	34,676
Anthony J. Guzzi	94,717	109,995	4,336	209,048
Neal J. Keating	90,000	109,995	336	200,331
John F. Malloy	90,000	109,995	336	200,331
Judith F. Marks	—	—	—	—
Andrew McNally IV	32,624	—	336	32,960
David G. Nord	—	—	—	—
G. Jackson Ratcliffe	27,473	—	836	28,309
Carlos A. Rodriguez	92,253	109,995	336	202,584
John G. Russell	87,000	109,995	336	197,331
Steven R. Shawley	96,566	109,995	5,336	211,897
Richard J. Swift	95,000	109,995	5,336	210,331
(1)	Ms. Good, Mr. McNally and Mr. Ratcliffe retired from the Board effective May 5, 2015. The amounts shown in the table reflect compensation paid to them from January 1, 2015 through their retirement date. Ms. Marks was appointed to the Board of Directors in January 2016 and therefore received no compensation in 2015.

(2)	Includes the following amounts deferred and held under the Company’s Deferred Plan for Directors: Ms. Good — $25,755, Mr. Guzzi — $94,717, Mr. Keating — $45,000, Mr. Rodriguez — $92,253, Mr. Russell —$87,000, and Mr. Shawley — $96,566.

(3)	Amounts shown represent the grant date fair value of 1,001 shares of restricted stock granted to each Director at the Company’s May 5, 2015 Annual Meeting of Shareholders as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 17 to the Notes to Consolidated Financial Statements for 2015 contained in the Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 18, 2016. These shares will vest as of the date of the 2016 Annual Meeting of Shareholders if the Director is still serving at that time (or earlier, upon death or a change in control). Mr. Cardoso, Mr. Guzzi, Mr. Keating, Mr. Rodriguez, Mr. Russell and Mr. Shawley each elected to defer their entire 2015 annual restricted stock grant pursuant to the terms of the Deferred Plan for Directors as discussed on page 15. See the table below for the aggregate number of stock awards held by each Director as of December 31, 2015.

(4)	Includes the Company’s payment of $336 for life and business travel accident insurance premiums for each Director.

(5)	Includes a Company matching contribution to an eligible educational institution under The Harvey Hubbell Foundation Educational Matching Gifts Program in the following amounts: Mr. Guzzi — $4,000, Mr. Ratcliffe — $500, Mr. Shawley — $5,000 and Mr. Swift — $5,000.

As of December 31, 2015, the following table shows the balance in each non-management Directors’ (i) stock unit account (each stock unit consists of one share of Common Stock) and (ii) restricted stock unit account (each restricted stock unit consists of one share of Common Stock) under the Deferred Plan for Directors. See the “Deferred Compensation Plan” section on page 15 for additional information:

Name	Aggregate No. of Stock Units Held at Year End (#)	Aggregate No. of Restricted Stock Units Held at Year End (#)
Carlos M. Cardoso	1,947	3,190
Lynn J. Good(1)	—	—
Anthony J. Guzzi	20,622	4,696
Neal J. Keating	3,586	4,696
John F. Malloy	1,466	1,506
Judith F. Marks	—	—
Andrew McNally IV	—	—
David G. Nord	—	—
G. Jackson Ratcliffe	—	—
Carlos A. Rodriguez	7,292	4,696
John G. Russell	4,305	4,696
Steven R. Shawley	1,832	1,993
Richard J. Swift	16,708	—
(1)	At the time of her retirement, Ms. Good’s stock unit account balance was 2,725 stock units and her restricted stock unit account balance was 3,613 stock units. These stock units were paid out in shares of the Company’s former Class B Common Stock in November, 2015, pursuant to her election under the Deferred Plan for Directors.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	16

Back to Contents

CORPORATE GOVERNANCE

The Board of Directors has adopted the Company’s Corporate Governance Guidelines (“Guidelines”) to assist the Board in the exercise of its responsibilities and to best serve the interests of the Company and its shareholders. The Guidelines reflect the Board’s commitment to good governance through the establishment of policies and procedures in areas it believes are critical to the enhancement of shareholder value. It is the Board’s intention that these Guidelines serve as a framework within which the Board can discharge its duties and foster the effective governance of the Company. In 2016, the Board of Directors revised the Guidelines to change the retirement age for the Company’s directors from 72 to 74. The Guidelines provide that the Board may make exceptions to this standard, based on the recommendation of the Nominating and Corporate Governance Committee, as it deems appropriate in the interests of the Company’s shareholders. The Board of Directors met 13 times in 2015.

Director Independence

The Guidelines indicate that the Board shall be comprised of a majority of independent Directors. In evaluating the independence of Directors, each year the NCGC reviews all relationships between Directors (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) and the Company and its subsidiaries in accordance with the rules of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”) and considers whether any relationship is material. The NCGC also reviews responses to annual questionnaires completed by each of the Directors, a report of transactions with Director-affiliated entities, Code of Conduct compliance certifications, case submissions filed with the Company’s confidential communication resource, and Company donations to charitable organizations with which a Director may be affiliated (noting that The Harvey Hubbell Foundation Educational Matching Gifts Program is available to all Directors, officers and employees and matches eligible gifts up to a maximum of $5,000 made by an individual in a calendar year, and contributions to qualifying charitable organizations up to $10,000).

The NCGC considered the nature and dollar amounts of the transactions below and determined that none were required to be disclosed or otherwise impaired the applicable Director’s independence as all of these ordinary course transactions were significantly below the NYSE bright-line independence threshold of the greater of $1 million, or 2% of the other company’s sales, and were immaterial to all companies involved. As a result of this review, the Board has determined that each of the current Directors is independent other than Mr. Nord. In addition, the Board determined that Lynn J. Good, Andrew McNally IV, and G. Jackson Ratcliffe, who served as directors during 2015 but did not stand for re-election at the 2015 Annual Meeting, were independent. In evaluating and determining the independence of the Directors, the NCGC considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and entities with which some of the Directors are or have been affiliated. For example:

•	Mr. Cardoso is a former executive officer of Kennametal, Inc. and as a director of Stanley Black & Decker, Inc., with which the Company engages in ordinary course business transactions. In 2015, the Company purchased tools and component parts from Kennametal and tools and maintenance supplies from Stanley Black & Decker which purchases constituted less than 0.5% of each of Kennametal’s and Stanley Black & Decker’s sales during 2015.

•	Ms. Good serves as a director and executive officer of Duke Energy Corporation, with which the Company engages in ordinary course business transactions. In 2015, the Company sold power-related products, and test and communications equipment to Duke Energy and purchased utility power service from Duke Energy. These transactions constituted less than 0.5% of Duke Energy’s sales during 2015.

•	Mr. Guzzi serves as a director and executive officer of EMCOR Group, Inc., with which the Company engages in ordinary course business transactions. In 2015, the Company sold cable glands and enclosure products to EMCOR Group. These transactions constituted less than 0.5% of EMCOR’s sales during 2015.

•	Mr. Keating serves as a director and executive officer of Kaman Corporation, with which the Company engages in ordinary course business transactions. In 2015, the Company sold ethernet and business access equipment to Kaman Corporation and purchased certain component parts from Kaman. These transactions constituted less than 0.5% of Kaman’s sales during 2015.

•	Mr. Malloy serves as a director and executive officer of Victaulic Company, with which the Company engages in ordinary course business transactions. In 2015, the Company sold motor control products to Victaulic which transactions constituted less than 0.5% of Victaulic’s sales during 2015.

•	Ms. Marks serves as an executive officer of Dresser-Rand, a Siemens Business, with which the Company engages in ordinary course business transactions. In 2015, the Company sold lighting, connectors and compression products to Siemens which transactions constituted less than 0.5% of Siemen’s sales during 2015.

•	Mr. Rodriquez serves as a director and executive officer of ADP, with which the Company engages in ordinary course business transactions. In 2015, the Company purchased payroll processing services from ADP which purchases constituted less than 0.5% of ADP’s sales during 2015.

•	Mr. Russell serves as a director and executive officer of CMS Energy and Consumers Energy, with which the Company engages in ordinary course business transactions. In 2015, the Company sold power transmission and distribution products, and communications equipment to CMS Energy and Consumers Energy. These transactions constituted less than 0.5% of each of CMS Energy’s and Consumers Energy’s respective sales during 2015.

•	Mr. Swift serves as a director of Ingersoll-Rand Company, Kaman Corporation, CVS Caremark and Public Service Enterprise Group Inc. (“PSEG”) with which the Company engages in ordinary course business transactions. During 2015, the Company sold motor controls to Ingersoll-Rand Company, ethernet and business access equipment to Kaman Corporation, and electrical enclosures to PSEG. In addition, during 2015 the Company purchased tools and maintenance related items from Ingersoll-Rand, tools and component parts from Kaman, prescription management services from CVS Caremark and utility power service products from PSEG. These transactions constituted less than 0.5% of each of Ingersoll-Rand’s, Kaman’s, CVS Caremark’s, and PSEG’s respective sales during 2015.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	17

Back to Contents

Director Nomination Process

In searching for qualified Director candidates for election to the Board and to fill vacancies on the Board, the Board may solicit current Directors or members of executive management for the names of potentially qualified candidates, consult with outside advisors, retain a director search firm or consider nominees suggested by shareholders. During 2015, the Company retained a third party search firm to identify and assist in the evaluation of director candidates.

All Director candidates, including any Director candidates recommended by shareholders, are reviewed and evaluated by the NCGC in relation to the specific qualifications and experience sought by the Board for membership (as discussed in the “Election of Directors” section on page 9), and the Board’s needs at that time. A candidate whose qualifications and experience align with this criteria is then interviewed by members of the NCGC, other Board members, and executive management to further assess the candidate’s qualifications and experience and determine if the candidate is an appropriate fit. Candidates may be asked to submit additional information to support their potential nomination and references may be requested. If the Board approves of the NCGC recommendation, the candidate is then nominated for election by the Company’s shareholders or appointed by the Board to fill a vacancy, as applicable.

Any shareholder who intends to recommend a candidate to the NCGC for consideration as a Director nominee should deliver written notice, which must include the same information requested by Article I, Section 11(a)(2) of our By-Laws, to the Secretary of the Company with the following information about the candidate:

•	Biographical data (business experience, board service, academic credentials)

•	Transactions between the shareholder and the candidate, and the Company or its management

•	Relationships or arrangements between the shareholder and the candidate

•	Any other transactions or relationships which the Board of Directors should be aware in order to evaluate the candidate’s independence

•	Details of any litigation involving the shareholder and candidate adverse to the Company or associated with an entity engaged in such litigation

•	Whether the candidate or any company at which the candidate is a current or former officer or director is, or has been, the subject of any SEC, criminal or other proceedings or investigations related to fraud, accounting or financial misconduct, or any other material civil proceedings or investigations

•	Written consent confirming the candidate’s (i) consent to be nominated and named in the Company’s Proxy Statement and, if elected, to serve as a Director of the Company and (ii) agreement to be interviewed by the NCGC and to submit additional information if requested

Any such notice should be delivered to the Company sufficiently in advance of the Company’s annual meeting to permit the NCGC to complete its review in a timely fashion.

Board Leadership Structure

The Company’s By-Laws require the Board to choose the Chairman of the Board from among the Directors and provide the Board with the ability to appoint the CEO of the Company as the Chairman of the Board. This approach gives the Board the necessary flexibility to determine whether these positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time. The Board believes that there is no single, generally accepted approach to providing Board leadership, and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company at any given time. Accordingly, the optimal board leadership structure for a particular company may vary as circumstances change.

Mr. Nord has served as Chairman, President and CEO of the Company since May 2014. The Board has determined that combining the roles of CEO and Chairman is best for the Company and its shareholders at this time because it promotes unified leadership by Mr. Nord and allows for a single, clear focus for management to execute the Company’s strategy and business plans.

In addition, the Board has established the position of an independent Lead Director to serve a three-year term commencing immediately following the Company’s Annual Meeting. The Lead Director is responsible for:

•	Coordinating the activities of the non-management Directors

•	Coordinating the agenda for and chairs executive sessions of the non-management Directors

•	Facilitating communications between the non-management Directors, other members of the Board, and Company management

•	Upon request, acting as the spokesperson for the Board in interactions with third parties

•	Working with the NCGC and Chairman to review and maintain the Company’s succession plans

In 2016, the Board changed the term of the Lead Director from 1 to 3 years. In considering the role of the Lead Director, the Board determined that providing greater continuity in the role would benefit the Board and the Company as it would allow the Lead Director to gain a better understanding of Board and management dynamics and build relationships with the other directors. Currently, Mr. Guzzi is the Lead Director and is expected to hold this position until the 2019 Annual Meeting. The Board believes that its present leadership structure and composition provides for independent and effective oversight of the Company’s business and affairs as further demonstrated by the fact that its members are current or former CEOs, CFOs or COOs of major companies in similar industries, its Audit, Compensation, and Nominating and Corporate Governance Committees are comprised entirely of Directors who meet the independence requirements of the NYSE, and Mr. Nord is the only Director who is a member of executive management. Given the strong leadership of Mr. Nord as Chairman, President and CEO, the counterbalancing role of the Lead Director and a Board comprised of effective and independent Directors, the Board believes that its current leadership structure is appropriate at this time.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	18

Back to Contents

Board Oversight of Risk

The Board of Directors is responsible for overseeing the Company’s risk management practices, and Committees of the Board assist it in fulfilling this responsibility.

The Audit Committee routinely discusses with management the Company’s policies and processes with respect to risk assessment and risk management, the Company’s major risk exposures, and the actions management has taken to limit, monitor or control such exposures. Annually, the Board reviews with management the implementation and results of the Company’s enterprise risk management program which identifies and quantifies a broad spectrum of enterprise-wide risks in various categories, such as financial, operational, strategic and technical, and related action plans.

The Board’s other committees – Compensation, Nominating and Corporate Governance, and Finance – oversee risks associated with their respective areas of responsibility as set forth in their charters. For example, the Finance Committee considers risks associated with its capital structure or acquisition strategy, and the Compensation Committee considers risk associated with its compensation plans and policies. The committees provide detailed reports to the full Board of Directors on risks and other matters that may have been considered and evaluated during its meetings.

Members of senior management assist the Board and committees with their risk oversight responsibilities through routine discussions of risks involved in their specific areas of responsibility. For example, our principal business leaders will report to the Board at regular intervals during the year on the Company’s strategic planning activities and risks relevant to execution of the strategy. In addition, from time to time, independent consultants with specific areas of expertise are engaged to discuss topics that the Board and management have determined may present a material risk to the Company’s operations, plans or reputation.

In 2016, as part of its risk management activities, the Company reviewed with the Compensation Committee its compensation policies and practices applicable to all employees that could affect the Company’s assessment of risk and risk management and determined that such compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure.

Code of Business Conduct and Ethics

The Company requires its Directors and officers to act in accordance with the highest standards of ethical conduct and has adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that supports the Company’s commitment to the people we serve, the communities we work in, and each other. Underlying this commitment is a strong set of core values — integrity, discipline, collaboration, and excellence — that guide our actions and decisions. Our Code of Conduct covers many areas of professional conduct ranging from conflicts of interest, ethical business conduct, employment practices, compliance with applicable laws and regulations, protection of Company assets and confidential information, and reporting obligations. Each year, to strengthen the Company’s commitment to ethical conduct, we provide training on various aspects of the Code of Conduct and require all Directors and officers to certify compliance with the Code of Conduct Policy. Waivers to the Code of Conduct for Directors and executive officers may be granted only by the Board of Directors or an appropriate Board Committee and, along with any amendments, will be promptly disclosed to Company shareholders on the Company’s website. The Code of Conduct can be viewed on the Company’s website at www.hubbell.com.

Communications with Directors

Shareholders and interested parties may communicate with the full Board, the Lead Director, the non-management Directors as a group, or with individual Directors by using either of the following methods:

By Writing:	Board of Directors Hubbell Incorporated c/o Megan C. Preneta, Corporate Secretary 40 Waterview Drive Shelton, Connecticut 06484
By Email:	Secretary@hubbell.com

Communications will be forwarded to the specific Director(s) requested by the interested party. General communications will be distributed to the full Board, or to a specific member of the Board depending on the material outlined in the communication. Certain items unrelated to the duties and responsibilities of the Board will not be forwarded including job inquiries and resumes, business opportunities, junk or mass mailings, spam, or any hostile, improper, threatening or illegal communication.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	19

Back to Contents

Board Committees

The Board of Directors has established the following standing Committees to assist it in fulfilling its responsibilities: Audit, Compensation, Executive, Finance, and Nominating and Corporate Governance. The principal responsibilities of each of these Committees are described generally below, and in detail in their respective Committee Charters which are available on the Company’s website at www.hubbell.com, or in the case of the Executive Committee Charter, in Article III, Section 1, of the Company’s By-Laws. The Board has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent for purposes of the NYSE listing standards and SEC regulations.

Audit Committee	8 meetings in 2015
Members:
Steven R. Shawley (Chair)
Carlos M. Cardoso
Neal J. Keating
John F. Malloy
Judith F. Marks
Key Oversight Responsibilities
•	Oversees the Company’s accounting and financial reporting and disclosure processes
•	Appoints the independent auditors and evaluates their independence and performance annually
•	Reviews the audit plans and results of the independent auditors
•	Approves all audit and non-audit fees for services performed by the independent auditors
•	Reviews and discusses with management and the independent auditors matters relating to the quality and integrity of the Company’s financial statements, the adequacy of its internal controls processes, and compliance with legal and regulatory requirements

The Board of Directors has determined that each member of the Audit Committee is financially literate, at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise, and that Mr. Shawley is an “audit committee financial expert” as defined by the SEC.

Compensation Committee	5 meetings in 2015
Members:
Richard J. Swift (Chair)
Carlos M. Cardoso
Carlos A. Rodriguez
John G. Russell
Key Oversight Responsibilities
•	Determines and oversees the Company’s execution of its compensation philosophy
•	Approves all compensation of the CEO and other members of senior management
•	Oversees the development and administration of the Company’s compensation and benefit plans

Executive Committee	Did not meet in 2015
Members:
David G. Nord, (Chair)
Anthony J. Guzzi
Carlos A. Rodriguez
Richard J. Swift
Steven R. Shawley
Key Oversight Responsibilities
The Executive Committee may meet during intervals between meetings of the Board of Directors and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Company, except certain powers set forth in the By-Laws of the Company.

Finance Committee	8 meetings in 2015
Members:
Carlos A. Rodriguez (Chair)
Anthony J. Guzzi
John F. Malloy
Steven R. Shawley
Key Oversight Responsibilities
•	Oversees the Company’s financial and fiscal affairs and reviews proposals regarding long- and short-term financing, material acquisitions, dividend policies, stock repurchase programs, and changes in the Company’s capital structure
•	Reviews the Company’s major capital expenditure plans, monitors the Company’s effective tax rate and insurance programs
•	Reviews the administration and management of the Company’s pension plans and investment portfolios

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	20

Back to Contents
Nominating and Corporate Governance Committee	5 meetings in 2015
Members:
Anthony J. Guzzi (Chair)
Neal J. Keating
John G. Russell
Richard J. Swift
Key Oversight Responsibilities
•	Develops the Company’s corporate governance guidelines and the adherence to its principles
•	Approves related person transactions
•	Evaluates director independence and compensation
•	Reviews matters relating to the Code of Business Conduct and Ethics
•	Identifying qualified individuals to become Board members, recommending nominees for election or appointment to the Board, and overseeing the Board’s and management’s performance evaluation and succession planning process

See the “Director Independence” and “Director Nomination Process” sections on page 17 for more information on the actions taken by the Committee in these areas.

Attendance

During 2015, five Directors attended 100% of the Board of Directors meetings and Committee meetings of which they were a member, and four Directors attended 75% or more of the aggregate number of Board meetings and Committee meetings of which they were a member. Board members are expected to attend the Annual Meeting of Shareholders. At the 2015 Annual Meeting, all Directors then in office were in attendance.

Additional Resources

The Corporate Governance Guidelines and the following additional materials relating to corporate governance are published on our website at www.hubbell.com.

•	Board of Directors - Current Members and Experience
•	Code of Business Conduct and Ethics
•	Amended and Restated By-Laws
•	Compensation Recovery Policy
•	Board Committees - Members and Charters
•	Restated Certificate of Incorporation
•	Stock Ownership Guidelines
•	Contacting our Board of Directors

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	21

Back to Contents

VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company has a single class of Common Stock and each share of Common Stock is entitled to one vote. On March 4, 2016, the Company had outstanding 56,286,502 shares of Common Stock. The following table sets forth as of March 4, 2016 the beneficial owners known to us of more than 5% of the Company’s Common Stock. The information in this table is based solely on the Schedules 13G and 13D filed with the Securities and Exchange Commission as of March 10, 2016.

		Amount and Nature of	Percent of
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	Class
Common Stock	BlackRock, Inc.	3,813,750(1)	6.8%
	40 East 52nd Street
	New York, New York 10111
Common Stock	The Vanguard Group	3,623,331(2)	6.4%
	100 Vanguard Blvd.
	Malvern, Pennsylvania 19355
Common Stock	Bessemer Trust Company, N.A.	3,488,460(3)	6.2%
	630 Fifth Avenue
	New York, New York 10111
Common Stock	Capital World Investors	3,430,000(4)	6.1%
	333 South Hope Street
	Los Angeles, California 90071
(1)	The Company has received a copy of Schedule 13G, as amended, as filed with the SEC on March 10, 2016 by BlackRock, Inc. (“BlackRock”) reporting ownership of these shares as of December 31, 2015. According to the Schedule 13G, BlackRock has sole voting power as to 3,601,894 of these shares, and sole dispositive power with respect to all 3,813,750 shares. The shares were acquired by the following subsidiaries of BlackRock: BlackRock (Channel Islands) Ltd., BlackRock Asset Management Schweiz AG, BlackRock Fund Managers Ltd., BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock International Limited, BlackRock Financial Management, Inc., BlackRock Life Limited, BlackRock Asset Management Ireland Limited, and BlackRock Investment Management (UK) Ltd.
(2)	The Company has received a copy of Schedule 13G, as amended, as filed with the SEC on February 11, 2016 by The Vanguard Group (“Vanguard”) reporting ownership of these shares as of December 31, 2015. According to the Schedule 13G, Vanguard has sole voting power as to 39,456 of these shares, sole dispositive power as to 3,584,175 of these shares, shared voting power as to 2,700 of these shares, and shared dispositive power as to 39,156 of these shares. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries of Vanguard, serve as investment managers of certain collective trust accounts and non-U.S. investment offerings, and may be deemed to beneficially own 36,456 and 5,700 of such shares, respectively.
(3)	The Company has received a copy of Amendment No. 2 to Schedule 13D (“Amendment No. 2”), as filed with the SEC on December 28, 2015 by Bessemer Trust Company, N.A. (“Bessemer”) reporting ownership of these shares as of December 23, 2015. According to Amendment No. 2, Bessemer (i) has sole voting and sole dispositive power over 2,078,020 shares held as trustee under a Trust Indenture dated September 2, 1957 made by Louie Roche (the “Roche Trust”) and (ii) has sole voting and sole dispositive power over 1,410,440 shares held as trustee under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell (the “Hubbell Trust”). The beneficiaries of the Roche Trust are the issue of Harvey Hubbell and their spouses. The beneficiaries of the Hubbell Trust are the issue of Harvey Hubbell.
(4)	The Company has received a copy of Schedule 13G, as amended, as filed with the SEC on February 12, 2016 by Capital World Investors (“Capital World”) reporting ownership of these shares as of December 31, 2015. According to the Schedule 13G, Capital World, a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of 3,430,000 shares as a result of CRMC acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World has sole voting and dispositive power for all such shares.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	22

Back to Contents

The following table sets forth as of March 4, 2016 information regarding the beneficial ownership of the Company’s Common Stock by each Director, the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other most highly paid executive officers of the Company (collectively, the “named executive officers” or “NEOs”), and by all Directors and executive officers of the Company as a group.

Name and Title of Class	Common Stock	Shares Obtainable Upon Exercise of Options/SARs(1)	Total Beneficial Ownership		Percent of Class
Cardoso	1,000	—	1,000	(2)(3)	*
Guzzi	6,480	—	6,480	(2)(3)	*
Keating	5,571	—	5,571	(2)(3)	*
Malloy	8,653	—	8,653	(2)(3)(4)	*
Marks	1,000	—	1,000	(2)	*
Rodriguez	3,121	—	3,121	(2)(3)	*
Russell	1,100	—	1,100	(2)(3)	*
Shawley	1,000	—	1,000	(2)(3)	*
Swift	8,243	—	8,243	(2)(4)	*
Nord	92,871	177,644	270,515	(5)	*
Sperry	31,805	37,177	66,464	(5)	*
Hsieh	9,068	20,486	29,554	(5)	*
Bakker	8,337	16,754	25,091	(5)	*
Wegman	7,745	18,770	26,515	(5)	*
All Directors and executive officers as a group (19 persons)
Common Stock	705,631	378,543	1,084,174	(2)(6)(7)	1.25%
*	Less than 1%.
(1)	Represents shares of Common Stock obtainable upon the exercise of stock appreciation rights under the Company’s Second Amended and Restated 2005 Incentive Award Plan. See the section “Outstanding Equity Awards at Fiscal Year End” on page 41.
(2)	Does not include stock units (each stock unit consisting of one share of Common Stock) held under the Company’s Deferred Plan for Directors, as of March 4, 2016: Mr. Cardoso — 1,947, Mr. Guzzi — 20,881, Mr. Keating – 3,711, Mr. Malloy – 1,466, Mr. Rodriguez — 7,556, Mr. Russell – 4,547, Mr. Shawley – 2,110 and Mr. Swift —16,708.
(3)	Does not include vested and unvested restricted stock units (“RSU’s”) (each RSU consisting of the right to receive one share of Common Stock) held under the Company’s Deferred Plan for Directors, as of March 4, 2016: Mr. Cardoso — 3,190, Mr. Guzzi — 4,696, Mr. Keating — 4,696, Mr. Malloy — 1,506, Mr. Rodriguez — 4,696, Mr. Russell — 4,696 and Mr. Shawley — 1,993.
(4)	Includes 1,001 shares of Class B Common Stock granted as restricted stock under the Company’s Second Amended and Restated 2005 Incentive Award Plan, on May 5, 2015 which vest on the date of the 2016 Annual Meeting of Shareholders if the Director is still serving (or earlier, upon death or a change in control).
(5)	Includes the following shares of Common Stock granted as restricted stock under the Second Amended and Restated 2005 Incentive Award Plan which vests on the following terms, as applicable: (i) three equal annual installments on the anniversary of the grant date; (ii) three equal annual installments subject to achievement of certain performance goals; or (iii) at the end of a three year performance period subject to achievement of certain performance goals. Mr. Nord — 19,090, Mr. Sperry – 4,873, Mr. Hsieh — 4,831, Mr. Bakker — 3,324, and Mr. Wegman — 2,658; and all executive officers as a group — 47,459 shares. See the section “Outstanding Equity Awards at Fiscal Year End” on page 41.
(6)	Includes 125,162 shares of Common Stock held by The Harvey Hubbell Foundation of which Mr. Stephen M. Mais, Vice President, Human Resources, one corporate officer and two employees of the Company are co-trustees and have shared voting and investment power.
(7)	Includes 343,176 shares of Common Stock held by the Company’s Pension Trust the voting and investment powers of which are controlled by a “Retirement Committee” of which Mr. Mais, Ms. Maria R. Lee, Vice President, Treasurer and Investor Relations, one corporate officer, and one employee of the Company are co-members and have shared voting and investment power.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	23

Back to Contents

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) section of the Proxy Statement describes the material elements of the 2015 compensation program for the following named executive officers:

•	Mr. David G. Nord, Chairman, President and Chief Executive Officer

•	Mr. William R. Sperry, Senior Vice President and Chief Financial Officer

•	Mr. An-Ping Hsieh, Vice President, General Counsel

•	Mr. Gerben W. Bakker, Group President, Power Systems

•	Mr. Darrin S. Wegman, Group President, Commercial and Industrial

Executive Appointments

Effective June 1, 2015, Hubbell appointed three new leaders within its Electrical Segment. Mr. Kevin A. Poyck, Mr. Rodd R. Ruland and Mr. Darrin S. Wegman were appointed Group Presidents for the Lighting, Construction and Energy, and Commercial and Industrial businesses, respectively. These businesses together form Hubbell’s Electrical Segment. In addition, effective January 1, 2016, Hubbell appointed Ms. Maria R. Lee as Vice President, Treasurer and Investor Relations.

Reclassification

On December 23, 2015, the Company’s shareholders approved the reclassification of the Company’s dual-class common stock (formerly Class A Common and Class B Common Stock) into a single class of Common Stock (the “Reclassification”). In connection with the Reclassification, all outstanding equity awards relating to Class B Common Stock, in the form of stock appreciation rights, restricted stock, performance-based restricted stock and performance shares were also reclassified and converted into awards relating to the new single class of Common Stock with all other terms and conditions remaining the same.

In addition, the Company’s Second Amended and Restated 2005 Incentive Award Plan (the plan under which equity awards may be granted to Hubbell employees and directors) and Deferred Compensation Plan for Directors (the plan under which directors are permitted to defer their annual compensation) were each amended to replace all references to “Class A Common Stock” and “Class B Common Stock”, as applicable, with references to “Common Stock”.

Throughout this Proxy Statement there are several references to the Company’s former Class B Common Stock. For purposes of calculating the fair market value of the equity awards granted, vested or outstanding in 2015, we use the trading prices of the Company’s former Class B Common Stock which was actively listed and trading until December 23, 2015.

Our Business

We are an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. Our operations are organized into two business segments — the Electrical segment and the Power segment. The Electrical and Power segments represent approximately 70% and 30%, respectively, of our total revenue for 2015. For more information about our business, please see our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 18, 2016.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	24

Back to Contents

Our Business Highlights

Net Sales. Net sales for the year ended 2015 were $3.4 billion, an increase of one percent over the comparable period of 2014. Acquisitions added three percentage points to net sales in 2015 compared to 2014, offset by the impact of foreign currency translation which reduced net sales by two percentage points. Organic volume was flat as net sales growth in our Power segment and in our Electrical segment products in the non-residential and residential construction markets was offset by lower organic net sales of our Electrical segment products in the energy-related and industrial markets, primarily our Harsh and Hazardous products. Net sales for the year ended 2014 were $3.4 billion, an increase of six percent over the year ended 2013. Acquisitions added four percentage points to net sales in 2014 compared to 2013 while volume increased net sales by two percentage points. Price realization was flat and foreign currency translation was slightly negative and not significant to the year over year change in net sales.

Operating Income. Operating income decreased eight percent in 2015 to $474.6 million and operating margin declined by 140 basis points to 14.0% when compared to 2014. Excluding restructuring and related costs, adjusted operating income decreased two percent and the adjusted operating margin was 15.1% in 2015 compared to 15.6% in 2014. Adjusted operating income and the adjusted operating margin decreased primarily due to unfavorable product and business mix, and the unfavorable impact of foreign exchange, partially offset by the favorable net impact of price and material costs as well as productivity in excess of cost inflation. Operating income increased two percent in 2014 to $517.4 million, while operating margin declined by 50 basis points to 15.4% when compared to 2013. The increase in operating income is primarily due to the favorable impact of higher organic volume and the contribution of acquisitions, which exceeded the unfavorable impact of business and product mix, and higher material costs and cost inflation in excess of productivity. The increase in organic volume and contribution of acquisitions, in aggregate, were not significant to operating margin.

Earnings Per Diluted Share. Earnings per diluted share in 2015 decreased 13% compared to 2014. Adjusted earnings per diluted share declined slightly in 2015 as compared to 2014 due to lower adjusted operating income, partially offset by the impact of a lower average number of diluted shares outstanding for the year, which declined by approximately 1.2 million as compared to 2014. Earnings per diluted share in 2014 increased 0.2% compared to 2013 as the average number of diluted shares outstanding for the year were lower by approximately 0.4 million as compared to 2013.

Free Cash Flow as a % of Net Income. Free cash flow (defined as cash flow from operations less capital expenditures) as a percentage of net income attributable to Hubbell was 92% in 2015 compared to 102% in 2014, and 99% in 2013.

In addition to the performance achievements noted above, during 2015 the Company also:

Realized savings of more than $10M in 2015 from restructuring and related actions	Executed $88M of share repurchases and $77M of capital expenditures	Increased quarterly dividend 13% to $0.63 per share; represents the 8th consecutive year of increase	Reclassified Common Stock into a single class with equal voting rights	Invested approximately $163M on the acquisition of 4 companies across both business segments

The Company is focused on growing profits and delivering attractive returns to our shareholders by executing a business plan focused on the following key initiatives: revenue growth, price realization, productivity improvements and capital deployment.

Our Compensation Decisions and Practices

Our compensation decisions for 2015 were directly influenced by the operating results for the year described above and reflect the strong relationship between pay and performance. We use the following objectives to guide our decisions:

•	Attract, retain and motivate high-quality executive talent essential to our immediate and long-term success
•	Align the interests of our executives with the interests of our shareholders with a compensation structure that reflects a strong orientation toward pay for performance
•	Deliver compensation to our executives that is competitive and fair as compared to relevant external benchmarks

Our Compensation Committee has designed our compensation program to fulfill these objectives. Below are highlights of our compensation practices and decisions which exemplify our commitment to sound compensation governance and shareholder interests.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	25

Back to Contents

WHAT WE DO

Align CEO and NEO Pay with Shareholder Interests
Designate 70% of our NEO’s total compensation and 100% of their long-term incentive award opportunity as performance-based, linked to TSR, growing sales profitably, and our share price.

Ensure the long-term orientation of our performance awards by aligning vesting and performance periods at 3 years.

Limits on Executive Compensation
Cap our short-term and long-term total shareholder return based incentive award payouts at 200% of target level and eliminate payouts entirely for performance below a minimum threshold level.

Risk Mitigation
We annually assess our compensation programs and policies to ensure that the features of our program do not encourage excessively risky business decisions.

Robust Stock Ownership
We require senior executives, including our named executive officers, to acquire and maintain ownership in Company stock equal to between 3 and 5 times their base salary for the duration of their employment.

Strong Governance Practices
We ensure the independence of the Compensation Committee’s outside consultant each year by validating that the consultant performed no other work than as prescribed by the Compensation Committee and NCGC.

We maintain a Compensation Recovery Policy to recover performance-based compensation from our senior executives, including the named executive officers, under certain prescribed acts of misconduct.

We require a double-trigger (change in control plus termination of employment) to trigger cash severance payments under our Change in Control Severance Agreements.

WHAT WE DON’T DO

No Above-Median Targeting of Executive Compensation
We target the total direct compensation, and each compensation element of our executive officers at the median of our Peer Group.

No Hedging or Pledging
We prohibit our executives, including our named executive officers, from hedging or engaging in derivatives trading with respect to Company stock.

No Repricing or Cash Buyouts
We prohibit the repricing or buyout of options and SARs without Shareholder approval.

No Tax Gross Ups
We do not provide tax “gross ups” for perquisites, severance, or any other benefits provided to our executives, including the named executive officers.

Closed Participation in Supplemental Retirement Plans
Since 2007 we have only allowed participation in qualified and non-qualified retirement plans that are made available to all employees.

Our Shareholders’ Feedback – “Say on Pay”

As described in this CD&A, we believe that our executive compensation program is designed both appropriately and effectively to achieve its overall objectives. At the Company’s 2014 Annual Meeting of Shareholders, 98% of the votes cast on our say on pay proposal were voted in favor of the Company’s executive compensation program. We believe these strong results indicate that our shareholders are generally supportive of our compensation approach. Accordingly, the Compensation Committee has chosen largely to maintain the structure and components of the executive compensation program, while continually evaluating its effectiveness in meeting the Company’s compensation objectives.

Although the say on pay vote is non-binding, the Compensation Committee values the opinions of shareholders and will continue to consider the outcome of the vote when making future compensation decisions. Our next advisory say on pay vote is expected to occur at our 2017 Annual Meeting of Shareholders. At the 2011 Annual Meeting, our shareholders also voted in favor of the proposal to hold say on pay votes every three years. In the future, we will continue to consider the outcome of our triennial say on pay votes when making compensation decisions regarding the named executive officers.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	26

Back to Contents

COMPENSATION PROGRAM

Overview

The Company’s pay for performance compensation philosophy is intended to reward our executives for their contributions toward achievement of the Company’s business strategy and goals. To achieve our compensation objectives, the Company provides its executives with a total direct compensation package consisting of the following fixed and variable compensation elements that provide executives with income that is reflective of competitive benchmarks and enhances the Company’s ability to attract and retain high quality management talent.

2015 Elements of Compensation

Element	Type	Terms
Salary	Cash	Fixed amount of compensation for performing day-to-day job responsibilities. Reviewed annually for potential adjustment based on factors such as market levels, individual performance and scope of responsibility.
Short-Term Incentive	Cash	Variable annual performance-based award opportunity based on achievements with respect to the Company’s financial goals (earnings per share, free and operating cash flow) and strategic objectives.
Long-Term Incentive Compensation	Performance shares (PS)	Vest at the end of a three year performance period based 50% on Hubbell’s TSR performance and 50% on net sales growth (with a margin modifier) as compared to the companies in the S&P Capital Goods 900. The range of payout for TSR and net sales performance is between 0% - 200%. The net sales payout is further modified based on Hubbell’s cumulative net income margin performance in the range of 0% to 125%. Dividends do not accrue with respect to PS. PS are settled in shares of Common Stock.
	Stock appreciation rights (SARs)	Vests generally in three equal annual installments on each anniversary of the grant date. Represents right to receive, in Common Stock, the appreciation in value between the stock price on the date of grant and the date of exercise.
	Performance-based restricted stock (PBRS)	Vests at the end of a three year performance period if Hubbell’s total shareholder return is greater than the 20th percentile of the comparator group. Dividends are received during the vesting period.
	Time-based restricted stock (RS)	Vests generally in three equal annual installments on the grant date. Dividends are received during the vesting period.
Retirement	Pension Plans	Defined Benefit Plan (DB Plan). A qualified plan providing retirement income for eligible participants based on years of service and average earnings up to limitations provided by the Internal Revenue Code of 1986, as amended (the “Code”). Closed to new participants in 2004.
Defined Contribution Plan (DC Plan). A qualified plan under which the Company can make a discretionary profit sharing contribution to eligible participants based on a percentage of salary and short-term incentive award.
	Restoration Plans	DB Restoration Plan. Provides retirement income relating to compensation in excess of tax code limitations under same formula as the DB Plan above.
DC Restoration Plan. Enables the Company to make additional profit sharing contributions to those participants in the DC Plan whose contributions are subject to limitations of the Code.
	Executive Plan	Provides designated executives the opportunity to earn pension benefits supplementing those earned under the DB Plan. Closed to new participants in 2007.
	401(k)	A qualified 401(k) plan that provides participants with the opportunity to defer a portion of their eligible compensation, subject to limitations of the Code, and receive a Company matching contribution (up to 3% of salary and short-term incentive award).
	Deferred Compensation Plan (EDCP)	Enables eligible participants to defer up to 100% of their annual short-term incentive award and 50% of their salary into investments selected by the participant.
Other	Perquisites	Limited benefits provided by the Company to senior executives.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	27

Back to Contents

The Role of the Compensation Committee and Compensation Consultant

The Compensation Committee determines the Company’s compensation philosophy and approves each element of executive compensation. The Compensation Committee relies on advice and data provided by Exequity LLP, an independent outside compensation consultant engaged by the Committee to assist in its determination of the appropriate amount of total direct compensation for the named executive officers. Exequity does not advise the management of the Company, and receives no compensation from the Company for services other than as directed by the Compensation Committee and the NCGC for which it provides guidance on independent Director compensation. See the “Compensation of Directors” section on page 15.

The Compensation Committee discusses its compensation philosophy with Exequity, but otherwise does not impose any specific limitations or constraints on or direct the manner in which Exequity performs its advisory services. As advisor to the Compensation Committee, Exequity reviews the total compensation strategy and pay levels for the Company’s named executive officers, examines all aspects of the Company’s executive compensation programs to ensure their ongoing support of the Company’s business strategy, informs the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs, and provides general advice to the Compensation Committee with respect to all compensation decisions pertaining to the CEO and to all senior executive compensation recommendations submitted by management.

Although the Compensation Committee considers recommendations made by the CEO with respect to executive compensation, the Compensation Committee is solely responsible for determining all executive compensation decisions.

The Committee has assessed the independence of Exequity and concluded that no conflict of interest currently exists or existed in 2015 that would prevent Exequity from providing independent advice to the Committee regarding executive compensation matters. In making this determination, the Committee considered, among other things, the following factors: (1) Exequity did not provide any non-compensation-related services (and did not receive any fees for any non-compensation-related services); (2) Exequity’s conflict of interest policies; (3) there are no other business or personal relationships between Company management or members of the Committee and any representatives of Exequity who provide services to the Company; and (4) neither Exequity nor any representatives of Exequity who provide services to the Company own any Common Stock or other securities of the Company.

Benchmarking

The Compensation Committee benchmarks each element of executive total compensation to the median compensation levels paid to executives in comparable positions in similar industries. In 2015, the Compensation Committee reviewed benchmark data from two sources – a Peer Group and a Survey Group as described below.

Peer Group Data. The Compensation Committee benchmarks Hubbell’s executive pay practices to a group of 19 organizations (the “Peer Group”) that are similar to the Company in size and operating character, and that are representative of the types of companies with which Hubbell competes for executive talent. The Peer Group data the Compensation Committee reviews is size-adjusted to ensure that information on which the Compensation Committee bases its decisions reflects pay rates at companies of Hubbell’s size. In 2015, Molex was removed from the Peer Group as there was no available proxy data following their acquisition by Koch Industries in late 2013. The Peer Group was used as the primary reference for setting 2015 target pay and for making 2015 long-term incentive awards. The Peer Group companies are as follows:

Acuity Brands Inc.
AMETEK, Inc.
Babcock & Wilcox Co.
Belden Inc.
Crane Company
Donaldson Co. Inc.
Eaton Corporation
EnerSys Inc.
General Cable Corp.
Lincoln Electric Holdings Inc.
Pall Corporation
Pentair Ltd.
Regal-Beloit Corp.
Rockwell Automation, Inc.
Roper Industries Inc.
Sensata Technologies Holding NV
Terex Corporation
Valmont Industries, Inc.
Woodward, Inc.

Survey Group Data. The Compensation Committee also benchmarked pay for Hubbell executives to a secondary reference when considering pay for positions that are inadequately matched within the Peer Group. The Survey Group data consists of compensation practices reported by all of the general manufacturing sector companies that participate in the Aon Hewitt 2015 Total Compensation Database (“Survey Group”). The Survey Group data relied upon by the Compensation Committee is a statistical summary of the pay practices across the entire Survey Group adjusted to reflect Hubbell’s size.

General. The Compensation Committee reviews a number of factors when establishing target total compensation for executives including, but not limited to, market data, tenure in position, experience, performance, and internal pay equity. In its review of market data, the Committee focuses on 50th percentile practices and, in 2015, the Committee determined that aggregate target total compensation expenditures for the Company’s executives trailed behind the 50th percentile.

In addition to reviewing the compensation levels of the benchmark group, the Compensation Committee also reviews tally sheets totaling 2015 compensation for each of the named executive officers. These tally sheets identify and value each element of the named executive officer’s compensation, including base salary, short-term and long-term incentive awards, pension benefits, deferred compensation, perquisites, and potential change in control and severance benefits, and provide an aggregate sum for each executive. This analysis aids in the Compensation Committee’s assessment and administration of the Company’s compensation program.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	28

Back to Contents

Compensation Mix

Consistent with our philosophy of linking pay to performance, a significant portion of the total compensation paid to our named executive officers is performance-based, taking the form of short- and long-term incentive award opportunities. As shown in the charts below, the Company’s compensation mix is consistent with our Peer Group’s practices:

Base Salary

Base salary is the principal fixed component of total direct compensation paid to our named executive officers. Salaries are determined by reference to prevailing market pay rates, scope of job responsibility and incumbent performance considerations. The Company intends its base salary expenditures to be consistent with those incurred by similarly positioned companies elsewhere, so the Compensation Committee expects base salaries to approximate the 50th percentile of the benchmark community practices. In December 2014, the Compensation Committee also approved of increases for the named executive officers that ensured their base salaries remain close to market-representative pay levels effective in 2015.

Short-Term Incentive Compensation

Annual short-term incentive awards are also targeted at the 50th percentile of the benchmark community practices. Short-term incentive awards are paid pursuant to the Company’s Incentive Compensation Plan (“Incentive Plan”) and Senior Executive Incentive Compensation Plan (“Senior Plan”) (collectively, “STI Plans”). Short-term incentive award target levels (“STI Targets”) for the NEO’s reflect consideration of the market data Exequity provides while short-term incentive awards actually paid for the year reflects achievement of financial and strategic plan goals approved by the Compensation Committee, including factors like free and operating cash flow, earnings per diluted share (“EPS”), and operating profit performance. STI Targets are based on a percentage of 2015 base salaries and payable from the compensation plans noted in the table and discussed below:

Name	STI Target Percentage(1)(2)	Base Salary(2)	STI Target	Compensation Plan
D. G. Nord	115%	$968,700	$1,114,005	Senior Plan
W. R. Sperry	70%	$505,000	$353,500	Senior Plan
A. Hsieh	65%	$425,000	$276,250	Senior Plan
G. W. Bakker	70%	$425,000	$297,500	Senior Plan
D. S. Wegman	56%	$390,000	$218,400	Incentive Plan
(1)	For 2015, the Compensation Committee adjusted Mr. Hsieh’s and Mr. Bakker’s STI Target percentage to 65% and 70%, respectively, in order to ensure competitive positioning as compared to external benchmarks.
(2)	Mr. Wegman’s STI Percentage reflects a blend of 50% for the first 5 months of 2015 until his promotion June 1, 2015 at which time it increased to 60%. His base salary is as of his June 1, 2015 promotion. Previously, his base salary was $353,000.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	29

Back to Contents

Incentive Compensation Plan

The Incentive Compensation Plan is similar to the design of executive short-term incentive award plans that are common at other companies in the general manufacturing environment. Maintaining a short-term incentive award plan that typifies those used elsewhere, enhances the appeal of the Company’s compensation program generally and strengthens the Company’s ability to attract and retain high quality executive talent.

The Incentive Compensation Plan authorizes the creation of an incentive compensation pool each year equal to 15% of the excess of the Company’s consolidated earnings over 10% of the invested capital and long-term debt as of the beginning of the year. Actual short-term incentive awards are paid from the authorized pool based on the extent to which the Company achieves certain performance goals established by the Compensation Committee at the beginning of each year. Depending on performance in relation to the goals, earned awards can range in size from 50% to 200% of the named executive officer’s STI Target. However, if performance falls below a minimally acceptable threshold, as described below, then no short-term incentive award is payable at all. The 2015 performance goals and thresholds are described below under section entitled “2015 Performance Measures”.

Senior Plan

Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its CEO and its three other most highly paid executives, other than the CFO, who are employed as of the end of the fiscal year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance based” compensation. Short-term incentive awards paid under the Company’s Senior Plan are intended to be exempt from the deduction limit of Code Section 162(m). Like many other public companies that utilize similar plans, the Senior Plan is intended to provide the Company with the ability to pay performance based compensation to senior executives that are deductible by the Company for federal income tax purposes to the extent permitted by the Code.

The maximum amounts that may be paid to participants pursuant to the Senior Plan are determined by reference to the incentive compensation fund established under the Company’s Incentive Compensation Plan described in the prior section above.

Under the Senior Plan, the maximum amounts that may be earned are as follows:

Mr. Nord was eligible to earn a maximum amount for 2015 equal to the lesser of:

•	15% of the amount of the incentive compensation fund established under the Incentive Compensation Plan, or $5,000,000.

Mr. Sperry, Mr. Hsieh and Mr. Bakker were each eligible to earn a maximum amount for 2015 equal to the lesser of:

•	10% of the amount of the incentive compensation fund established under the Incentive Compensation Plan, or $5,000,000.

After the maximum possible payout under the Senior Plan is determined, the Compensation Committee may use its discretion, to decrease (but not increase) the actual amount of the short-term incentive award paid under the Senior Plan. In exercising this discretion, the Compensation Committee decided to apply the same methodology used in determining payments under the Incentive Compensation Plan described in the prior section above to the participants in the Senior Plan.

The amounts actually awarded to the NEOS are displayed in the Summary Compensation Table on page 39 based upon the performance results shown in the tables on pages 30 - 33.

2015 Performance Measures

This section reflects the applicable short-term incentive award measures, weighting and thresholds applied to participants in the Incentive Compensation Plan and the Senior Plan:

Enterprise Level Measures

For 2015, the Compensation Committee identified EPS and free cash flow (defined as cash flow from operations less capital expenditures) at the Company level as the two primary performance measures it would use to determine short-term incentive award eligibility for Mr. Nord, Mr. Sperry and Mr. Hsieh. EPS was selected because it was deemed by the Committee to affect shareholder value most directly and to be an important variable in determining share price. Free cash flow was selected because it is an important determinant in Company performance. The 2015 short-term incentive award for Mr. Nord was based solely on these two measures while the award measures for Mr. Sperry and Mr. Hsieh also included a strategic objective component as discussed on page 31.

Enterprise Level Measures
				Mr. Sperry and	Mr. Nord
Measures	Threshold			Mr. Hsieh Weighting	Weighting
EPS (75% weight)	Minimum Target Maximum	$4.91 = $5.45 = $6.00 =	50% 100% 200%	85%	100%
Free Cash Flow (25% weight)	Minimum Target Maximum	$227M = $283M = $340M =	50% 100% 200%
Strategic Objectives	As described below			15%	–

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	30

Back to Contents

Business Level Measures

Hubbell’s businesses are divided among two operating segments: The Electrical Segment (which is comprised of the Electrical Systems and Lighting businesses) and the Power Segment. The Compensation Committee selected operating profit and operating cash flow as the two primary performance measures it would use to determine short-term incentive award eligibility for Mr. Bakker and Mr. Wegman to promote decision making that would best increase the value of the businesses over which they have direct oversight and control. In addition to these measures, a portion of Mr. Bakker’s and Mr. Wegman’s award also included a strategic objective component as discussed below.

Effective June 1, 2015, Mr. Wegman was appointed Group President of the Commercial and Industrial business within the Electrical Systems business. Prior to his appointment, he served as the Vice President and General Manager of the Wiring Device and Industrial Electrical businesses (“Wiring and Industrial”) within the Electrical Systems business. Given that his oversight of the Commercial and Industrial business began in June 2015, Mr. Wegman’s short-term incentive award is based on a blend of the operating profit and operating cash flow performance of both businesses he led in 2015 and prorated to reflect the duration he served in each role in 2015.

Business Level Measures
				Mr. Bakker	Mr. Wegman
Measures	Threshold			Weighting	Weighting(1)
Segment Operating Profit (75% weight) Segment Operating Cash Flow (25% weight)	Minimum Target Maximum	< 80% = 100% = ≥ 120% =	0% 100% 200%	60%	30%
Business Unit Operating Profit (75% weight) Business Unit Operating Cash Flow (25% weight)	Minimum Target Maximum	< 80% = 100% = ≥ 120% =	0% 100% 200%	–	30%
EPS and Free Cash Flow (Enterprise level)	See table above			25%	20%
Strategic Objectives	As described below			15%	20%

(1)	For purposes of calculating Mr. Wegman’s short-term incentive award, the Electrical segment operating profit and operating cash flow measures exclude the Lighting business. The business unit operating profit and operating cash flow performance measures were prorated based on the performance of the Wiring and Industrial business he led for the first 5 months of 2015, and the Commercial and Industrial business he led for the balance of 2015.

Strategic Objective Measures

The EPS, cash flow and operating profit targets were the only targets material to the consideration of the NEO’s annual short-term incentive awards. The Compensation Committee, upon consultation with management, also identified certain objectives central to the Company’s strategy upon which it based a component of Mr. Sperry’s, Mr. Hsieh’s, Mr. Bakker’s and Mr. Wegman’s short-term incentive award. No single strategic objective was a material consideration in the Committee’s determination of an annual short-term incentive award. The Compensation Committee determined the level of achievement of certain strategic objectives using its qualitative judgment. Examples of strategic objectives include measured improvements in customer service, operational discipline, enterprise growth and organizational development.

For Mr. Nord, the Compensation Committee continued to base his short-term incentive award eligibility entirely on EPS and free cash flow performance measures at the Company level as the Committee considered such measures to best reflect his responsibility to the Company as a whole. Further, the Committee recognized that achievement of the strategic objectives by the other NEO’s would directly and indirectly impact the Company wide performance measures used to determine Mr. Nord’s short-term incentive award.

Performance Results and Payout

Enterprise Level Measures

For 2015, actual EPS was $4.77 and free cash flow was $254 million which the Compensation Committee then adjusted for predetermined discrete items not considered in determining the threshold including restructuring and Reclassification related costs, resulting in EPS and free cash flow performance of 87% and 92%, respectively.

Enterprise	EPS	Free Cash Flow	Composite Payout
	75% weight	25% weight
Actual Performance Result	87%	92%	88%
Weighted Performance Result	65%	23%

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	31

Back to Contents

Segment Level Measures

Electrical (excluding the Lighting business)

The Electrical segment had an operating profit performance target of less than 1% of prior year and an operating cash flow target equivalent to 94% of operating profit. The business achieved operating profit performance that was 12% lower than target which translated to a performance result of 70% on the operating profit measure. The Electrical segment achieved operating cash flow performance of 91% of target. This performance translated to a performance result of 77% on the operating cash flow measure. When blended together, the composite measure resulted in a payout of 72% as shown below.

Electrical	Operating Profit	Operating Cash Flow	Composite Payout
	75% weight	25% weight
Actual Performance Result	70%	77%	72%
Weighted Performance Result	52%	19%

Power

The Power segment had an operating profit performance target of 6% higher than prior year and an operating cash flow target equivalent to 114% of operating profit. The business achieved operating profit performance that was 6% higher than target which translated to a performance result of 132% on the operating profit measure. The Power segment achieved operating cash flow performance of 101% of target. This performance translated to a performance result of 106% on the operating cash flow measure. When blended together, the composite measure resulted in a payout of 126% as shown below.

Power	Operating Profit	Operating Cash Flow	Composite Payout
	75% weight	25% weight
Actual Performance Result	132%	106%	126%
Weighted Performance Result	99%	27%

Business Unit Level Measures (Mr. Wegman only)

The Commercial and Industrial business had an operating profit performance target of 13% higher than prior year and an operating cash flow target equivalent to 104% of operating profit. The business achieved operating profit performance that was 5% lower than target which translated to a performance result of 87% on the operating profit measure. The Commercial and Industrial business achieved operating cash flow performance of 100% of target. This performance translated to a performance result of 99% on the operating cash flow measure. When blended together, the composite measure resulted in a payout of 90% as shown below.

Commercial and Industrial	Operating Profit	Operating Cash Flow	Composite Payout
	75% weight	25% weight
Actual Performance Result	87%	99%	90%
Weighted Performance Result	65%	25%

The Wiring and Industrial business had an operating profit performance target of 12% higher than prior year and an operating cash flow target equivalent to 114% of operating profit. The business achieved operating profit performance that was 6% lower than target which translated to a performance result of 85% on the operating profit measure. The Wiring and Industrial business achieved operating cash flow performance of 92% of target. This performance translated to a performance result of 81% on the free cash flow measure. When blended together, the composite measure resulted in a payout of 84% as shown below.

Wiring and Industrial	Operating Profit	Operating Cash Flow	Composite Payout
	75% weight	25% weight
Actual Performance Result	85%	81%	84%
Weighted Performance Result	64%	20%

The blend of Commercial and Industrial performance of 90% plus Wiring and Industrial performance of 84% were then prorated 5 months and 7 months, respectively, to reflect Mr. Wegman’s time spend in each position, resulting in a payout of 88% on these business unit level measures.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	32

Back to Contents

Strategic Objective Measures

The Compensation Committee assessed the individual performance with respect to the strategic objectives and determined that such results corresponded to the performance levels set forth in the following table.

Short-Term Incentive Payout

The following table shows the short-term incentive award earned by each of the named executive officers applying the Composite Payout percentages achieved on their individual performance measures to each of their STI Targets. The resulting amount reflects their 2015 STI Award as shown below and in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 39.

Performance Measures / Results
	EPS and Free	Operating Profit and		Strategic	Total
	Cash Flow	Operating Cash Flow		Objectives	Composite	x	STI Target	=	STI Award
	(Enterprise Level)	(Segment Level)	(Business Level)	(Individual)	Payout		($)		($)
Mr. Nord	88%	—	—	—	88%		115%		980,300
Mr. Sperry	88%	—	—	120%	93%		70%		328,800
Mr. Hsieh	88%	—	—	120%	93%		65%		256,900
Mr. Bakker	88%	126%	—	120%	116%		70%		345,100
Mr. Wegman	88%	72%	88%	100%	85%		56%		185,600

Long-Term Incentive Compensation

The Company matches long-term incentive compensation practices in the general manufacturing sector by extending to its executives the opportunity to earn rewards in the form of Common Stock pursuant to the Company’s Second Amended and Restated 2005 Incentive Award Plan (“Equity Plan”). The objectives of the long-term incentive compensation program are to:

•	Generate growth in the Company’s share price by rewarding activity that enhances enterprise value

•	Ensure long-term rewards are commensurate with performance

•	Facilitate the accumulation of shares by executives, thereby enhancing ownership levels and promoting value-added decision making

•	Ensure greater alignment with shareholders

The value of long-term incentive awards granted to executives each year is based on several factors, including external practices, the Company’s financial performance in the short- and long-term, the value of awards granted in prior years, succession considerations and individual performance. The design of the long-term incentive award program reflects a strong performance-based orientation as demonstrated by the following:

•	100% of the overall long-term incentive award mix is performance-based to further enhance the connection between long-term achievements and awards

•	We added net sales growth with a margin modifier to the performance share award program to supplement total shareholder return and to focus attention on profitably growing the enterprise consistent with the Company’s strategic objectives

•	The performance period for all of our performance-based awards is three years further promoting attention to long-term Company performance while strengthening the program’s retention character

As a result of these decisions, the mix of long-term incentive awards the NEOs are eligible to earn is 40% performance shares, 40% SARs and 20% PBRS. The Compensation Committee deems this blend of awards to:

•	Strengthen the performance character of the award program

•	Optimize the program’s ability to motivate, retain and reward the NEOs

•	Build equity ownership and thereby align the interests of our executives with those of our shareholders

•	Efficiently deliver value to executives while qualifying expenditures as deductible performance-based compensation under Section 162(m) of the Code

•	Represent the prevailing mix of long-term equity awards in the general manufacturing sector

•	Reward performance that executives can directly influence

Long-term incentive grants are usually made once a year, after the Compensation Committee has assessed the Company’s performance for such year. Historically, such grants have been made at the Compensation Committee’s regularly scheduled meeting held in early December, with limited exceptions related to newly appointed or promoted executives. In 2015, in recognition of his extraordinary contributions and strong leadership in connection with the Company’s Reclassification, the Compensation Committee awarded Mr. Hsieh a special one-time grant valued at $250,000 divided equally in the form of time-based restricted stock and SARs.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	33

Back to Contents

Performance Share Awards

2014 and 2015 Grants

Performance share awards were granted to the NEO’s in 2014 and 2015 providing the ability to earn shares of the Company’s Common Stock upon satisfaction of pre-established performance measures within a stated period of time. The table below summarizes the key terms of the performance share award:

Performance Measures	Weight	Index	Performance Range	Payout
Total Shareholder Return	50%		> 80th percentile of Index	200%
			At 50th percentile of Index	100%
Net Sales Growth(1)	50%	S&P Capital Goods 900	At 35th percentile of Index	50%
			< 35th percentile of Index	0%

(1)	Net Sales Growth is measured using the Company’s Compounded Annual Growth Rate (CAGR). The CAGR is then modified by the Company’s cumulative net income margin performance over the three year performance period, as compared to the net income target set by the Company at the beginning of the period, utilizing the following schedule:

	Margin Target	Payout
	10.0%	125%
Net Income Margin Modifier	9.0%	100%
	8.0%	75%
	<8.0%	0%

The number of performance shares eligible to be earned under this grant is based equally on the Company’s relative TSR and CAGR performance compared to other companies in the S&P Capital Goods 900 Index (“S&P 900 Index”) measured over a three year period. After a detailed review, the Company determined that the S&P 900 Index provides a higher level of comparability to Hubbell than any other index. Specifically, the S&P 900 Index performs most similarly to Hubbell in terms of stock price movement and volatility thereby dampening the effect of macroeconomic factors that play a lesser role in determining relative performance.

The level of TSR and CAGR performance within the ranges set forth above corresponds with the payout percentages noted and are rounded to the nearest percentage. The final award earned reflects a percentage of the target award granted. Each performance measure is subject to a minimum vesting threshold such that no shares will be paid on a given measure if the Company’s TSR and/or CAGR over the three-year performance period falls below the 35th percentile of the applicable index. The performance shares therefore provide pay only in the event of performance thereby linking the named executive officer’s incentives to shareholder interests and returns.

Prior Grants

The performance shares granted for the performance periods 2013 - 2015 and 2014 - 2016 are earned based on the Company’s total shareholder return (“TSR”) over a three-year performance period compared to the TSR of other companies in the S&P Mid-Cap 400 Index (“Index”). The number of performance shares to be paid under this grant is determined based on the Company’s relative performance per the following schedule which shows the potential payout as a percent of the target award. The performance and payouts will be rounded to the nearest percentage.

Performance Measure	Performance	Payout
	≥ 80th percentile of Index	200%
Total Shareholder Return	At 50th percentile of Index	100%
	At 35th percentile of Index	50%
	Below 35th percentile of Index	0%

All performance share awards are subject to a minimum vesting threshold such that no shares will be paid in the event the Company’s TSR over the three-year performance period falls below the 35th percentile of the Index. The performance shares therefore provide pay only in the event of performance thereby linking the named executive officer’s incentives to shareholder interests and returns. See the section entitled “Equity Award Plan Vesting Provisions” on page 42 for additional information on the terms of performance share awards.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	34

Back to Contents

Performance shares were granted on December 4, 2012, having a performance period of January 1, 2013 to December 31, 2015 were paid out in February 2016 based upon the Company’s TSR achievements as shown in the following table:

At the end of the performance period, the Company achieved TSR performance at the 41% percentile of the Index resulting in a 70% payout thereby earning the named executive officers the following shares of Common Stock: Mr. Nord – 6,043, Mr. Sperry – 1,510, Mr. Hsieh - 1,133 and Mr. Wegman – 528.

SARS

A SAR gives the holder the right to receive, once vested, the value in shares of the Company’s Common Stock equal to the positive difference between the base price and the market value of a share of Common Stock upon exercise. Generally, SARs vest in three equal installments on each of the first three anniversaries of the grant date. The base price pursuant to which the value of the SARs granted in 2015 is measured is the mean between the high and low trading prices of Common Stock as reported on the NYSE on the trading day immediately preceding the date of grant (i.e. December 8, 2015 — $97.48). The Company uses the mean between the high and low trading prices on the date immediately before the date of grant and not the closing price of its stock on the date of grant for two reasons: First, using the trading prices from the day before the grant enables the Compensation Committee to know the exact grant price and therefore the exact value of each grant before it is made. Second, because of the relatively low volume at which the Company’s stock trades it suggests that the mean represents a more accurate picture of the fair market value of the stock than does the closing price. For purposes of determining individual award levels, the number of shares subject to each SAR is formulated on the basis of a modified Black-Scholes calculation. See the section entitled “Equity Award Plan Vesting Provisions” on page 42 for additional information on the terms of this award.

Performance-Based Restricted Stock Awards

PBRS provides executives with the opportunity to earn shares of the Company’s Common Stock upon satisfaction of certain pre-established performance measures. PBRS awards replaced the time-based vested restricted stock awards that had been granted to the NEO’s in prior years.

2014 and 2015 Grants

PBRS were granted to the NEO’s in 2014 and 2015 and will be earned if the Company’s relative TSR performance over a three year period ending December 31, 2017 and December 31, 2018, respectively, exceeds the 20th percentile as compared to the TSR of other companies in the S&P Capital Goods 900 Index. In the event the Company fails to meet the performance threshold the executive will forfeit the entire PBRS award. As such, PBRS awards link the NEO’s incentives to long-term shareholder interests. See the section entitled “Equity Award Plan Vesting Provisions” on page 42 for further information on the terms of these awards.

2013 Grant

The PBRS grant made in 2013 could be earned in three equal installments based on the Company’s EBITDA performance as a percentage of net sales for the 12 months preceding the applicable measurement date being greater than 10%, as measured on December 31, 2014, December 31, 2015 and December 31, 2016. In the event the Company fails to meet the performance threshold in any given year, the executive would forfeit one-third of the PBRS award.

At the end of December 31, 2015, the Company’s EBITDA performance was 15.7% of net sales thereby earning the named executive officers the following shares of Common Stock representing one-third of their 2013 PBRS grant: Mr. Nord – 2,781, Mr. Sperry – 695, Mr. Hsieh – 541, Mr. Bakker – 182 and Mr. Wegman – 182.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	35

Back to Contents

Time-Based Restricted Stock Awards

Restricted stock provides incentives for executives to remain employed by the Company and to create and maintain value for shareholders since the value of a restricted share depends on the executive’s continued employment and the value of the Company’s stock on the vesting date. Restricted share awards are granted in shares of the Company’s Common Stock and generally vest in three equal installments on the anniversary of the grant date.

Compensation Policies

Stock Ownership and Retention Policy

The Company has a stock ownership and retention policy which is applicable to the named executive officers as well as other officers and designated employees. The policy requires such covered employees, consistent with their responsibilities to the shareholders of the Company, to hold a significant equity interest in the Company. The terms and conditions of the policy are routinely examined to ensure consistency with current market practices and external benchmarks, and alignment between the interests of the employees covered by the policy and the interests of the Company’s shareholders. The policy provides:

•	Until an employee meets their ownership minimum, an employee must retain fifty percent (50%) of the net shares acquired pursuant to the exercise of a SAR.

•	Once the minimum share ownership level is satisfied, the employee is expected to continue to satisfy such requirement for so long as he or she is subject to the policy.

•	Shares that count toward the minimum share ownership requirement include shares held directly and indirectly by the employee, including restricted stock granted under the Equity Plan. Shares underlying unexercised SARs, and unearned performance shares are not counted.

•	Covered employees have approximately five years from the earliest date such employee is granted an option to acquire Company securities to achieve their minimum ownership requirement

Accordingly, the policy expects employees to attain a minimum share ownership level equal to their base salary times a certain multiplier, as indicated below:

Executive Level	Multiple of Base Salary
Chief Executive Officer	5x
Chief Financial Officer, Group Presidents and General Counsel	3x
Other Corporate Officers	2x
Other Executives (non-Corporate Officers)	1x

All NEO’s are in compliance with the stock ownership and retention policy.

Compensation Recovery Policy

The Company has a Compensation Recovery Policy which provides that an executive, including the named executive officers, who is determined to have engaged in fraud or other gross misconduct which contributed in whole or in part to a restatement of the Company’s financial results, may be subject to any one or more of the following disciplinary actions:

•	Termination of employment

•	Recovery of all or any portion of any performance-based cash or equity paid or vested during the previous three years and that would otherwise not have been paid or vested based on the restated financial results

•	Cancellation or forfeiture of any performance-based cash or equity awards not yet paid or vested, or offset against future awards

All actions taken under this policy will be determined by the Board of Directors in its sole discretion, upon consultation with the Audit Committee and the NCGC.

Employee Benefits

Named executive officers also receive employee benefits that are generally available to all employees, as well as certain retirement benefits, perquisites, severance and change in control protections. These additional benefits are similar to the types and amounts available to other senior executives of manufacturing companies as demonstrated in the benchmark data. The Compensation Committee believes that it is necessary to provide these benefits to executives in order to remain market competitive in attracting and retaining qualified executives.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	36

Back to Contents

Retirement Plans and Nonqualified Deferred Compensation Plans

In addition to the retirement plans which are made generally available to employees of the Company, which include a tax-qualified defined benefit plan (“DB Plan”) and a defined contribution plan consisting of a 401(k) plan and a discretionary profit sharing contribution plan (“DC Plan”), the named executive officers and certain other selected executive officers participate in various supplemental retirement plans and deferred compensation plans, which allow them to earn additional retirement benefits.

The DB Plan and DC Plan provide employees, including named executive officers, with retirement income. The Company contributes to the DB Plan whereas both the Company and the employee contribute to the DC Plan. Employees hired after December 31, 2003 are not eligible to participate in the DB Plan, but may participate in the DC Plan. The Company closed the DB Plan to new employees after 2003, following its determination that it was no longer necessary in order to attract talent in the marketplace. Instead, the Company emphasized participation in the DC Plan with matching contributions and a discretionary profit sharing contribution which are more in line with current competitive retirement compensation practices.

The named executive officers also participate in supplemental retirement plans available to selected senior executives of the Company, which include the Top Hat Restoration Plan (the “DB Restoration Plan”), the Defined Contribution Restoration Plan (the “DC Restoration Plan”), and the Supplemental Executive Retirement Plan (the “Executive Plan”) which is closed to new participants.

The DB Restoration Plan is an “excess benefit plan” pursuant to which participants in the DB Plan receive additional retirement benefits, calculated in the same manner as benefits are calculated under the DB Plan but without regard to the applicable limits on compensation or benefit accruals required by the tax-qualified plan rules. The DC Restoration Plan, also an “excess benefit plan,” enables participants in the DC Plan to receive Company contributions equal to the discretionary profit sharing contributions such employee would have received under the DC Plan but for the compensation limits imposed by the tax-qualified plan rules less the amounts of discretionary profit sharing contributions such employee received under the DC Plan. The DB Restoration Plan, DC Restoration Plan, Executive Plan and Management Plan are intended to promote the retention of our eligible senior management employees by providing them with the opportunity to earn pension and retirement benefits which supplement the benefits available under the Company’s tax-qualified retirement plans.

The Company also has a nonqualified Executive Deferred Compensation Plan (“EDCP”), which permits selected individuals, including our named executive officers, to defer the receipt of a portion of their annual short-term incentive compensation and also provides for discretionary Company contributions. In 2015, the Compensation Committee amended the EDCP to expand the number of individuals eligible to participate in the plan, to permit deferral of up to 50% of an individual’s base salary, and to increase the short-term incentive award deferral percentage from 50% to 100%. Amounts deferred under the EDCP are credited with earnings on the basis of individual investment directions made by each participant. The purpose of the EDCP is to provide a tax and retirement planning tool to selected individuals and thus assist the Company in attracting and retaining senior management. See also the “Retirement Plans” section on page 44 and the “Non-Qualified Deferred Compensation” section on page 46.

Perquisites

The Company provides the following limited perquisites to its named executive officers: use of a Company car, financial planning and tax preparation services, limited personal travel on the Company aircraft and executive physicals. These perquisites provide flexibility to the executives and increase travel efficiencies, thereby allowing more productive use of the executive’s time, and protect the executive’s personal and financial health and thus the Company’s investment in their development. The Company routinely examines the competitiveness of the perquisites offered in light of the evolving competitive landscape and determines whether any modifications are appropriate. In December 2015, the Compensation Committee reduced the maximum fee allowance for financial planning and tax preparation services to $10,000, and the maximum car allowance to $24,000. See footnote 7 to the “Summary Compensation Table” on page 39.

Severance and Change in Control Benefits

The Company has entered into Change in Control Severance Agreements with its named executive officers which provide certain severance benefits in the event the named executive officer’s employment is involuntarily or constructively terminated. Such severance benefits are designed to alleviate the financial impact of termination of employment through base salary and health benefit continuation, and outplacement services, with the intent of providing for a stable work environment. In addition to general severance, the Company provides enhanced benefits to its senior executives in the event of a change in control as a means of reinforcing and encouraging their continued attention and dedication to their duties of employment without the personal distraction or conflict of interest that could arise from the occurrence of a change in control.

The Company extends severance and change in control benefits because they are essential to help the Company fulfil its objectives of attracting and retaining key managerial talent. The decision to offer these benefits does not influence the Compensation Committee’s determinations concerning other direct compensation or benefit levels. In making the decision to extend the benefits, the Compensation Committee relied on Exequity to ensure that such severance and change in control benefits align with the policy statements put forth by governance rating agencies and market practices in the area of severance and change in control compensation.

Accordingly, the Company’s Change in Control Severance Agreements contain the following provisions and reflect the types and amounts of compensation benefits payable to senior executives upon a change in control:

•	Double trigger (change in control plus termination of employment) required to obtain cash severance benefit

•	Lump sum cash payments not to exceed 2.75 times base salary plus short-term incentive award

•	Elimination of gross ups to cover excise taxes

For additional information relating to the Company’s change in control and severance benefits, see the “Potential Post-Employment Compensation Arrangements” on page 47.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	37

Back to Contents

Tax Deductibility of Compensation

Section 162(m) of the Code establishes an annual $1 million limit on the amount that the Company can deduct for compensation paid to its Chief Executive Officer and its three other most highly paid executive officers (other than its Chief Financial Officer), unless the compensation in excess of $1 million is performance-based. Payments under the Senior Plan, SARs granted under the Company’s Equity Plan with an exercise price of at least fair market value, and PBRS and performance shares granted under the Equity Plan are intended to qualify as performance-based compensation under Section 162(m) of the Code.

The Compensation Committee believes that it is in the Company’s best interests to maintain flexibility in the administration of the compensation program. In order to retain the flexibility to compensate the Company’s management in the manner best promoting the Compensation Committee’s policy objectives, the Compensation Committee does not require that all compensation be deductible. Accordingly, certain payments, including payments under the Incentive Compensation Plan and grants of restricted stock are not intended to qualify as performance-based compensation and may be subject to the $1 million deductibility limitation of Section 162(m) of the Code.

Compensation Committee Report

The Committee has reviewed the Compensation Discussion and Analysis and discussed its contents with members of the Company’s management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.

Compensation Committee

Richard J. Swift, Chair

Carlos M. Cardoso

Carlos A. Rodriguez

John G. Russell

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	38

Back to Contents

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2015

The following table sets forth the total compensation of Company’s named executive officers for the years ended December 31, 2015, December 31, 2014, and December 31, 2013.

						Change in
						Pension Value
						and Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary(1)	Awards(2)(3)	Awards(2)(3)	Compensation(4)	Plan Earnings(5)(6)	Compensation(7)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)
D. G. Nord	2015	968,700	2,748,086	1,359,166	980,300	2,714,019	135,085	8,905,356
Chairman, President and	2014	940,500	2,574,942	1,062,572	984,000	4,501,039	137,088	10,200,141
Chief Executive Officer	2013	900,000	2,196,158	1,500,240	918,000	1,108,809	125,814	6,749,021
W. R. Sperry	2015	505,000	686,920	339,788	328,800	—	64,753	1,925,261
Senior Vice President and	2014	490,000	677,691	279,630	308,700	—	66,351	1,822,372
Chief Financial Officer	2013	442,100	549,006	375,054	315,700	—	61,867	1,743,727
A. Hsieh	2015	425,000	619,627	350,837	256,900	—	68,869	1,721,233
Vice President,	2014	413,000	487,862	201,332	225,500	—	65,527	1,393,221
General Counsel
G. W. Bakker	2015	425,000	446,497	220,870	345,100	174,024	22,339	1,633,830
Group President,	2014	380,833	590,347	306,902	255,100	378,779	21,037	1,932,998
Power Systems
D. S. Wegman	2015	374,583	485,116	258,122	185,600	35,019	34,210	1,372,650
Group President,
Commercial and Industrial

(1)	The amounts reported in the Salary column reflect salaries paid in the years indicated. For Mr. Wegman the amount reported reflects a base salary increase made in connection with his promotion to the position of Group President, Commercial and Industrial in June 2015.
(2)	The amounts reported in the Stock Awards and Option Awards columns reflect the grant date fair value of performance-based restricted stock, performance shares and SARs granted in 2015 as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, see Note 17 to the Consolidated Financial Statements for 2015 in the Form 10-K filed with the SEC on February 18, 2016. The actual value that an executive may realize from an award is contingent upon the satisfaction of the vesting conditions of the award. For SARs, the actual value of the award is based upon the positive difference between the base price and the market value of a share of Common Stock on the date of exercise. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown. For performance shares with a total shareholder return metric, fair value is based upon the assumptions disclosed in Note 17 to the Consolidated Financial Statements contained in the Company’s 2015 Annual Report on Form 10-K. For performance shares with a net sales growth performance metric, fair value is based upon the average between the high and low trading prices of the Company’s Common Stock on the date preceding the grant date and assumes that the award will vest at target.
(3)	For Mr. Hsieh, the amount reported in the Stock Awards and Option Awards column includes a special one-time grant of $250,000 divided equally in the form of SARs and time-based restricted stock in recognition of his extraordinary contributions and strong leadership in connection with the Company’s Reclassification.
(4)	The amounts reported in the Non-Equity Incentive Plan Compensation column reflect short-term incentive awards earned under the Company’s Incentive Compensation Plan and Senior Plan.
(5)	The amounts reported in the Change in Pension Value column reflect the change in the actuarial present value of each named executive officer’s accumulated benefit under the retirement plans in which he participates. See the “Employee Benefits” section on page 36 and “Retirement Plans” section on page 44. The present value of these accrued benefits at December 31, 2014 and December 31, 2015 is based on the RP-2000 Combined Healthy Mortality tables (gender distinct) with generational projections using Scale BB-2D using a discount rate of 4.30% and 4.80%, respectively. Participants are assumed to retire at age 62 or current age, if later.
(6)	The increase in the present value of Mr. Nord’s pension benefit in 2014 is due to the fact that the discount rate used to determine the value of his pension benefit decreased by 80 basis points from 5.10% in 2013 to 4.30% in 2014, and the three year average of his highest compensation continued to increase in 2014 as a result of his appointment to the position of President and Chief Executive Officer in 2013.
(7)	The amounts reported in the All Other Compensation column for 2015 are detailed in the table below:

		Retirement Plan
	Perquisites(a)	Contributions(b)	Total
Name	($)	($)	($)
D. G. Nord	48,838	86,247	135,085
W. R. Sperry	24,255	40,498	64,753
A. Hsieh	34,895	33,974	68,869
G. W. Bakker	14,389	7,950	22,339
D. S. Wegman	26,260	7,950	34,210

(a)	The amounts in the Perquisites column reflect the incremental cost to the Company for providing the use of an automobile to each named executive officer (Mr. Nord -$31,800), which includes lease payments, fuel, taxes, maintenance, insurance and registration less monthly payments made by the NEO multiplied by the percentage attributable to personal use; the actual cost of financial planning or tax preparation services for Mr. Nord, Mr. Hsieh and Mr. Wegman; and personal use of the Company aircraft for Mr. Nord ($3,764), which includes fuel, landing, hangar and maintenance fees, crew expenses and costs associated with deadhead flights.
(b)	The amounts in the Retirement Plan Contributions column reflect Company 401(k) matching contributions of $7,950 for each named executive officer under the DC Plan and a profit sharing contribution of $10,600 for Mr. Nord, Mr. Sperry and Mr. Hsieh. Also includes for Mr. Nord, Mr. Sperry and Mr. Hsieh a contribution of $67,697, $21,948 and $15,424, respectively, under the DC Restoration Plan earned in 2015 to be made in 2016. See the “Non-Qualified Deferred Compensation” section on page 46.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	39

Back to Contents

Grants of Plan-Based Awards in Fiscal Year 2015

The following table presents information concerning plan-based awards granted in 2015 to the named executive officers under the Company’s Incentive Award Plan, Senior Plan and Equity Plan. All stock awards are payable in shares of the Company’s Common Stock.

			Est. Future Payouts Under			Est. Future Payouts Under			All Other	All Other
			Non-Equity Incentive Plan			Equity Incentive Plan			Stock	Option		Grant
			Awards(1)			Awards(2)			Awards:	Awards:	Exercise	Date Fair
									Number of	Number	or Base	Value of
									Shares of	of Shares	Price of	Stock and
									Stock or	Underlying	Option	Option
	Type of	Grant	Threshold	Target	Max	Threshold	Target	Max	Units(3)	Options(3)	Awards(4)	Awards(5)
Name	Award	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
D. G. Nord	STI	02/12/15	557,003	1,114,005	2,228,010	—	—	—	—	—	—	—
	PBRS	12/08/15	—	—	—	—	—	—	8,720	—	—	763,959
	SAR	12/08/15	—	—	—	—	—	—	—	85,001	97.48	1,359,166
	PS/TSR	12/08/15	—	—	—	4,881	9,762	19,524	—	—	—	1,032,527
	PS/NS	12/08/15	—	—	—	3,661	9,762	21,965	—	—	—	951,600
W. R. Sperry	STI	02/12/15	176,750	353,500	707,000	—	—	—	—	—	—	—
	PBRS	12/08/15	—	—	—	—	—	—	2,180	—	—	190,990
	SAR	12/08/15	—	—	—	—	—	—	—	21,250	97.48	339,788
	PS/TSR	12/08/15	—	—	—	1,220	2,440	4,880	—	—	—	258,079
	PS/NS	12/08/15	—	—	—	915	2,440	5,490	—	—	—	237,851
A. Hsieh	STI	02/12/15	138,125	276,250	552,500	—	—	—	—	—	—	—
	PBRS	12/08/15	—	—	—	—	—	—	1,570	—	—	137,548
	RS	12/08/15	—	—	—	—	—	—	1,282	—	—	124,969
	SAR	12/08/15	—	—	—	—	—	—	—	21,941	97.48	350,837
	PS/TSR	12/08/15	—	—	—	879	1,757	3,514	—	—	—	185,838
	PS/NS	12/08/15	—	—	—	659	1,757	3,953	—	—	—	171,272
G. W. Bakker	STI	02/12/15	148,750	297,500	595,000	—	—	—	—	—	—	—
	PBRS	12/08/15	—	—	—	—	—	—	1,417	—	—	124,143
	SAR	12/08/15	—	—	—	—	—	—	—	13,813	97.48	220,870
	PS/TSR	12/08/15	—	—	—	793	1,586	3,172	—	—	—	167,751
	PS/NS	12/08/15	—	—	—	595	1,586	3,569	—	—	—	154,603
D. S. Wegman	STI	02/12/15	109,200	218,400	436,800	—	—	—	—	—	—	—
	PBRS	12/08/15	—	—	—	—	—	—	1,308	—	—	114,594
	SAR	12/08/15	—	—	—	—	—	—	—	12,750	97.48	203,872
	PS/TSR	12/08/15	—	—	—	732	1,464	2,928	—	—	—	154,847
	PS/NS	12/08/15	—	—	—	549	1,464	3,294	—	—	—	142,711
	RS	07/01/15	—	—	—	—	—	—	669	—	—	72,964
	SAR	07/01/15	—	—	—	—	—	—	—	3,029	109.065	54,250

(1)	The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns reflect the target, threshold and maximum short-term incentive award opportunity for each of the named executive officers under the Company’s Incentive Award Plan and Senior Plan. The named executive officers are eligible for a payout within the threshold and maximum range depending upon several performance factors such as earnings per share, free and operating cash flow, operating profit improvement and strategic objectives. See the “Short-Term Incentive Compensation” section on page 29.
(2)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns reflect the target number of performance shares awarded to the named executive officers under the Equity Plan on December 8, 2015, and the threshold and maximum number of performance shares that may be earned. Performance shares are earned based on two equally weighted measures: (i) Total shareholder return (“PS / TSR”) and net sales performance (“PS / NS”) at the end of a three-year performance period compared to that of other companies in the Standard & Poor’s Capital Goods 900 Index. The PS / NS measure is then modified by the Company’s cumulative net income margin performance over same period, as compared to the target set by the Company at the beginning of the period. See the “Performance Share Awards” section on page 34.
(3)	The amounts reported in the All Other Stock Awards and All Other Option Awards columns reflect the number of PBRS, RS (for Mr. Hsieh only) and SARs, awarded to each of the named executive officers under the Equity Plan on December 8, 2015, and RS and SARs awarded to Mr. Wegman on July 1, 2015. SARs and RS are subject to vesting in three equal annual installments on the anniversary of the grant date. PBRS vests if the Company’s total shareholder return performance is greater than or equal to the 20th percentile of the Standard & Poor’s Capital Goods 900 Index at the end of a three year performance period. Upon “Retirement”, as defined on page 43, PBRS remains eligible to vest subject to the Company performance with respect to said criteria as measured at the end of the three year performance period. SARs and PBRS become fully vested upon death, disability or a change in control.
(4)	The amount reported in the Exercise or Base Price of Option Awards column reflects the mean between the high and low trading prices of the Company’s former Class B Common Stock on the trading day immediately preceding the date of grant which, at the time of grant, was the fair market value of the Company’s former Class B Common Stock as defined under the Equity Plan.
(5)	The amounts reported in the Grant Date Fair Value of Stock and Option Awards column reflect the aggregate fair value of the PBRS, SARs, RS (for Mr. Hsieh only) and performance share awards granted to each named executive officer on December 8, 2015, and RS and SARs granted to Mr. Wegman on July 1, 2015, as determined under FASB ASC Topic 718 and disclosed in the Stock-Based Compensation note within the Notes to the Consolidated Financial Statements in the Company’s 2015 Annual Report on Form 10-K filed with the SEC on February 18, 2016. For performance shares with a total shareholder return metric, fair value is based upon the assumptions disclosed in Note 17 to the Consolidated Financial Statements contained in the Company’s 2015 Annual Report on Form 10-K. For performance shares with a net sales growth performance metric, fair value is based upon the average between the high and low trading prices of the Company’s former Class B Common Stock on the date preceding the grant date and assumes that the award will vest at target.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	40

Back to Contents

Outstanding Equity Awards at Fiscal Year End

The following table provides information on all time-based restricted stock, PBRS, SAR and performance share awards held by the named executive officers of the Company and the value of such holdings measured as of December 31, 2015. All outstanding equity awards are in shares of the Company’s Common Stock.

		Option Awards(1)				Stock Awards(2)
						No. of		Equity Incentive	Equity Incentive
		No. of	No. of			Shares	Market	Plan Awards:	Plan Awards:
		Securities	Securities			or Units	Value of	No. of Unearned	Market or Payout
		Underlying	Underlying			of Stock	Shares or	Shares, Units,	Value of Unearned
		Unexercised	Unexercised	Option		that	Units that	or other Rights	Shares Units or
		Options	Options	Exercise	Option	have not	have not	that have not	other Rights that
		Exercisable	Unexercisable	Price	Expiration	Vested	Vested(3)	Vested(4)	have not Vested(5)
Name	Grant Date	(#)	(#)	($)	Date	(#)	($)	(#)	($)
D. G. Nord	12/01/2008	21,210	—	29.275	12/01/2018
	12/07/2009	21,933	—	46.96	12/07/2019
	12/06/2010	19,531	—	59.95	12/06/2020
	12/05/2011	22,647	—	64.48	12/05/2021
	06/06/2012	27,910	—	76.015	06/06/2022
	12/04/2012	47,569	—	83.73	12/04/2022
	12/10/2013	40,558	20,279	107.865	12/10/2023	5,563	562,086	9,945	1,004,843
	12/02/2014	19,429	38,858	106.44	12/02/2024	7,588	766,692	16,490	1,666,150
	12/08/2015	—	85,001	97.48	12/08/2025	8,720	881,069	19,524	1,972,705
W. R. Sperry	12/06/2010	9,766	—	59.95	12/06/2020
	12/05/2011	12,205	—	64.48	12/05/2021
	06/06/2012	10,033	—	76.015	06/06/2022
	12/04/2012	11,892	—	83.725	12/04/2022
	12/10/2013	10,139	5,070	107.865	12/10/2023	1,391	140,547	2,486	251,185
	12/02/2014	5,113	10,226	106.44	12/02/2024	1,997	201,777	4,340	438,514
	12/08/2015	—	21,250	97.48	12/08/2025	2,180	220,267	4,880	493,075
A. Hsieh	12/04/2012	8,919	—	83.725	12/04/2022
	12/10/2013	7,886	3,943	107.865	12/10/2023	1,081	109,224	1,934	195,411
	12/02/2014	3,681	7,363	106.440	12/02/2024	1,438	145,296	3,124	315,649
	12/08/2015	—	21,941	97.48	12/08/2025	2,852	262,517	3,514	355,055
G. W. Bakker	12/06/2010	3,486	—	59.950	12/06/2020
	12/05/2011	3,146	—	64.480	12/05/2021
	12/04/2012	2,596	—	83.725	12/04/2022
	12/10/2013	2,647	1,324	107.865	12/10/2023	363	36,678	649	65,575
	02/01/2014	1,556	3,112	117.160	02/01/2024	854	86,288
	12/02/2014	3,323	6,647	106.440	12/02/2024	1,298	131,150	2,820	284,933
	12/08/2015	—	13,813	97.480	12/08/2025	1,417	143,174	3,172	320,499
D. S. Wegman	12/06/2010	5,258	—	59.950	12/06/2020
	12/05/2011	5,425	—	64.480	12/05/2021
	12/04/2012	4,162	—	83.725	12/04/2022
	12/10/2013	2,647	1,324	107.865	12/10/2023	363	36,678	649	65,575
	12/02/2014	1,278	2,557	106.440	12/02/2024	499	50,419	1,084	109,527
	07/01/2015	—	3,029	109.065	07/01/2025	669	67,596
	12/08/2015	—	12,750	97.480	12/08/2025	1,308	132,160	2,928	295,845

(1)	The Option Awards column reflects SARs that were granted to each named executive officer on the dates shown. SARs entitle the recipient to receive the value in shares of the Company’s Common Stock equal to the positive difference between the base price and the fair market value of a share of Common Stock upon exercise. Generally, SARs vest and become exercisable in three equal installments on each of the first three anniversaries of the grant date. See the “Equity Award Plan Vesting Provisions” section on page 42.
(2)	The No. of Shares or Units of Stock that have not Vested column reflects restricted stock granted on the following dates and terms: (i) 12/08/15 and 12/04/14 PBRS grants - Vest at the end of a three year period provided that the Company’s TSR performance is greater than the 20% percentile of the S&P Capital Goods 900 index; (ii) 12/10/13 PBRS grant - Vests in three equal installments subject to the Company’s EBITDA performance as a percentage of net sales for the preceding 12 months being greater than 10% as measured on December 31, 2014, 2015 and 2016; and (iii) 12/08/15, 07/01/15 and 02/01/14 RS grants - Vest in three equal installments on the anniversary of the grant date. See the “Equity Award Plan Vesting Provisions” section on page 42.
(3)	The Market Value of Shares or Units that have not Vested is based upon the closing market price of the Company’s Common Stock on December 31, 2015 of $101.04.
(4)	The Equity Incentive Plan Awards column reflects performance shares granted on the following dates and terms, for the performance periods noted: (i) 12/08/15 and 12/02/14 grants -Vest based on two equally weighted measures: Total shareholder return (“PS / TSR”) and net sales performance (“PS / NS”) at the end of a three-year performance period compared to that of other companies in the Standard & Poor’s Capital Goods 900 Index. The PS / NS measure is then modified by the Company’s cumulative net income margin performance over same period, as compared to the target set by the Company at the beginning of the period. The performance periods are 01/01/16 - 12/31/18 and 01/01/15 - 12/31/17, respectively; and (ii) 12/10/13 grant - Vests based upon the satisfaction of performance criteria related to the Company’s total return to shareholders as compared to the total return to shareholders for companies in the Standard & Poor’s Mid-Cap 400 Index. The performance period is 01/01/14 - 12/31/16. See the “Performance Share Awards” section on page 34.
(5)	The Market or Payout Value of Unearned Shares that have not Vested is based upon the closing market price of the Company’s Common Stock on December 31, 2015, of $101.04.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	41

Back to Contents

Equity Award Plan Vesting Provisions

2015 Grant Terms

The following table describes the terms of each of the equity incentive awards granted to the named executive officers in December 2015(1).

	Performance Based Restricted Stock(2)	Performance Shares(3)		Stock Appreciation Rights
Description	Award of shares that vest subject to achievements relative to the performance metrics and ranges described below.	A promise to receive a number of shares, the ultimate payout of which can vary based upon achievements relative to the performance metrics and ranges described below.		Right to receive, in stock, the appreciation in value between the stock price on the date of grant and date of exercise.
Abbreviation	PBRS	PS/TSR	PS/NS	SARs
Weighting	20%	20%	20%	40%
Metric	Total Shareholder Return	Total Shareholder Return	Net Sales Growth (with modifier)	–
Comparator	S&P Capital Goods 900	S&P Capital Goods 900	S&P Capital Goods 900	–
Vesting Period	January 1, 2016 to December 31, 2018	January 1, 2016 to December 31, 2018		1/3 on the anniversary of the grant date
Range/Payout	100% of shares will vest if, at the end of the performance period, Hubbell’s total shareholder return is > than the 20th percentile of the comparator group. Performance below the 20th percentile results in no payout.	Payout can range from 0 to 200% of the original grant amount based on Hubbell’s total shareholder return performance relative to the comparator group.	Payout can range from 0 - 200% of the original grant amount based on Hubbell’s net sales performance relative to the comparator group	–
		Performance Range and Payout
		> 80th percentile of Index	200%
		At 50th percentile of Index	100%
		At 35th percentile of Index	50%
		Below 35th percentile of Index	0%
			Modifier
		–	The payout is further modified based on Hubbell’s cumulative net income margin performance compared to the following preestablished targets:
			10% growth = 125% payout
			9% growth = 100% payout
			8% growth = 75% payout
			<8% growth = 0 payout

(1)	Mr. Hsieh received a special one-time grant in the amount of $250,000 divided equally between SARs and time-based restricted stock. Mr. Wegman also received a grant of time-based restricted stock in connection with this June 1, 2015 promotion. Time-based restricted stock vests in three equal installments on the anniversary of the grant date.
(2)	PBRS granted in 2013 vest annually on the anniversary of the grant date subject to the Company’s EBITDA performance as a percentage of Company net sales for the preceding 12 months being greater than 10%, as measured on December 31, 2014, 2015 and 2016.
(3)	Performance shares granted in 2013 vest subject to the Company’s total shareholder return performance compared to the S&P Mid-Cap 400 at the end of a three year period.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	42

Back to Contents

Post-Termination Vesting Terms

The following table shows the vesting provisions of equity awards post-termination under the scenarios shown. For each of these award types, “Retirement” means that the named executive officer has terminated employment with the Company, is minimum age 55 and the executive’s age plus years of service with the Company equals or exceeds 70.

Award Type	Involuntary Termination (without cause) and Voluntary Termination	Retirement	Death/Disability
Restricted Stock
PBRS (performance-based)	Unvested PBRS forfeited	Unvested PBRS remain eligible to vest provided that the performance conditions are met during the performance period	Unvested PBRS fully vest
RS (time-based)	Unvested RS forfeited	Unvested RS fully vest	Unvested RS fully vest
Performance Shares
	Unvested shares forfeited	Eligible for a pro-rata portion of shares based on the number of months the executive served during the performance period	Target number of shares fully vest
SARs
	Unvested SARs forfeited. Vested SARs are exercisable for the earlier of 90 days after the termination date or the 10th anniversary of the grant date.	Unvested SARs continue to vest in the normal course. Vested SARs are exercisable until the 10th anniversary of the grant date.	Unvested SARs fully vest. Upon death (or if the NEO dies within 90 days of termination of service due to disability) SARs are exercisable for the earlier of 1 year after death or the 10th anniversary of the grant date.

Option Exercises and Stock Vested During Fiscal Year 2015

The following table provides information on the number of shares acquired and the value realized by the named executive officers during fiscal year 2015 on the exercise of SARs, and on the vesting of PBRS and time-based restricted stock, as applicable.

	Option Awards(1)		Stock Awards
	No. of Shares Acquired	Value Realized	No. of Shares	Value Realized
	on Exercise	Upon Exercise	Acquired on Vesting	Upon Vesting
Name	(#)	($)	(#)	($)
D. G. Nord	—	—	8,373	905,364	(2)
			6,043	540,002	(3)
W. R. Sperry	—	—	2,444	264,836	(2)
			1,510	134,934	(3)
A. Hsieh	—	—	1,970	199,343	(2)
			1,133	101,245	(3)
G. W. Bakker	—	—	868	91,562	(2)
			—	—
D. S. Wegman	—	—	390	41,288	(2)
			528	47,182
(1)	There were no SAR exercises by the named executive officers in 2015.
(2)	The amounts reported in the Stock Awards - Value Realized Upon Vesting column reflect the number of shares of PBRS and time-based restricted stock, as applicable, acquired upon vesting multiplied by the closing market price of the Company’s former Class B Common Stock on the following vesting dates: December 4, 2015 - $98.08, September 11, 2015 - $95.09, June 6, 2015 - $109.78, February 12, 2015 - $114.86 and February 1, 2015 - $106.04.
(3)	The amounts reported in the Stock Awards - Value Realized Upon Vesting column reflect the number of performance shares earned multiplied by the closing market price of the Company’s Common Stock on February 11, 2016, $89.36, the date the delivery of the performance shares was approved, for the performance period ending December 31, 2015.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	43

Back to Contents

Retirement Plans

Pension Benefits in Fiscal Year 2015

The following table provides information on the retirement benefits for the named executive officers under the Company’s DB Plan and DC Plan (tax qualified plans) and the DB Restoration Plan, DC Restoration Plan and Executive Plan (non-qualified plans, collectively, “Supplemental Plans”) in which they participate. See the “Employee Benefits” section on page 36.

Name	Plan Name	No. of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During the Last Fiscal Year ($)
D. G. Nord	DC Plan	10.25	115,711	—
	DC Restoration Plan	10.25	356,614	—
	Executive Plan	10.00	12,884,599	—
W. R. Sperry	DC Plan	7.33	111,271	—
	DC Restoration Plan	7.33	139,844	—
A. Hsieh	DC Plan	3.25	36,862	—
	DC Restoration Plan	3.25	43,913	—
G. W. Bakker	DB Plan	24.75	539,012	—
	DB Restoration Plan	24.75	649,545	—
D. S. Wegman	DC Plan	14.17	106,721	—
	DB Plan	8.00	140,873	—
	DB Restoration Plan	8.00	156,835	—
(1)	For the DB Plan and Supplemental Plans, the present value of accrued benefits at December 31, 2015 are determined based on the RP-2000 Combined Healthy Mortality tables (gender distinct) with generational projections using Scale BB-2D, and using a discount rate of 4.80%. Participants are assumed to retire at age 62 or current age, if later.

Pension Benefit Calculations

The following paragraphs describe the manner in which benefits are calculated under each of the Company’s retirement plans:

DB Plan and DB Restoration Plan

The DB Plan provides for participation by all regular full-time salaried employees who were employed by covered Company businesses on December 31, 2003. The annual benefits under the DB Plan upon normal retirement (age 65) are calculated under the following two formulas in which Final Average Compensation refers to the average of the executive’s highest three consecutive earnings (base salary and short-term incentives) in the last ten years:

•	For participants age 50 with 10 years of service at January 1, 2004 (“Grandfathered Participants”):

•	For all other participants hired before January 1, 2004, the formula is as follows:

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	44

Back to Contents

Grandfathered Participants will have benefits earned after 2003 calculated under whichever of the above two formulas produces a higher benefit. Early retirement (age 55 and at least 10 years of service) benefits are calculated under the same formula as normal retirement benefits, but reduced by 0.6% (0.3% for Grandfathered Participants) for each month by which the executive’s early retirement is after age 60, but before age 65, and 0.3% (0.5% for Grandfathered Participants) for each month by which the executive’s early retirement precedes age 60. Lump sum payments cannot be elected under the Basic Plan.

Benefits under the DB Restoration Plan are calculated in the same manner as benefits under the Basic Plan, but without regard to any limits on compensation or benefit accruals that may apply under the Basic Plan as required by the tax-qualified plan rules.

Executive Plan

The Executive Plan provides designated executives the opportunity to earn pension benefits supplementing those earned under the Basic Plan. Executive Plan benefits upon normal retirement (age 65) are calculated using the following formula in which Final Total Compensation refers to the average of the executive’s highest three earnings (base salary and short-term incentive) over the last ten years:

Executive Plan benefits upon early retirement (on or after age 55) are calculated under the same formula as normal retirement benefits except that the early retirement benefit is reduced by 0.3% for each month by which the executive’s early retirement precedes age 62, and by an additional 0.2% for each month by which the executive’s early retirement precedes age 60. Executive Plan benefits are payable based on a 50% joint and survivor form of annuity distribution, except that benefits are paid out as a lump sum upon a change in control. Participation in the Executive Plan is at the sole discretion of the Compensation Committee which closed the Plan to new participants in 2007.

Except as otherwise provided, for Executive Plan participants who have entered into Change in Control Severance Agreements with the Company, no benefit is payable under the Executive Plan if a participant terminates employment prior to age 55 with less than 10 years of service under the Executive Plan, but such participant may be entitled to a benefit under the DB Plan, DC Plan, and DB and DC Restoration Plans.

DC Plan and DC Restoration Plan

The Company provides a discretionary profit sharing contribution under the DC Plan. Full-time salaried employees hired on or after January 1, 2004 are eligible to receive a discretionary contribution. The contribution is made after year end at the discretion of the Board of Directors. The amount is determined by multiplying the sum of the employee’s base salary and short-term incentive compensation by a certain percentage approved by the Board of Directors, which in recent years has been 4%. There is no guarantee, however, that that percentage will continue in future years.

Effective January 1, 2011, the Company adopted the DC Restoration Plan to allow for additional profit sharing and other contributions for those employees whose contributions are limited under the tax-qualified DC Plan due to compensation limits imposed by the IRS. Employees impacted by those limitations receive a contribution under the DC Restoration Plan equal to the same percentage used for the DC Plan multiplied by their compensation in excess of the IRS limits.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	45

Back to Contents

Non-Qualified Deferred Compensation

Executive Deferred Compensation Plan

The Executive Deferred Compensation Plan (“EDCP”) enables certain designated executives to defer up to 50% of their annual base salary and 100% of their annual short-term incentive compensation. Amounts deferred into the EDCP are invested at the discretion of the participant in mutual funds selected by the Compensation Committee, and all participants are 100% vested in the amounts they elect to defer. The Company is permitted to make discretionary contributions to EDCP participants, and to make contributions subject to vesting conditions or other restrictions. Since the EDCP’s adoption in 2008, however, no discretionary Company contributions have been made.

Participants are required to make their deferral elections by December 31 of the year prior to the year in which the short-term incentive award is earned. At that time, participants also elect the date on which they want their deferrals for that year and related earnings to be distributed. Distributions can be made at any time while the participant remains an employee (but no sooner than two years after the year for which the deferral is made) or upon separation from service or a change in control. Distributions upon separation from service may be made in lump sum or installments over 5, 10 or 15 years. In service distributions and distributions upon a change in control are made in a lump sum. Participants may also access their accounts under the EDCP in the event of an unforeseen emergency.

Non-Qualified Deferred Compensation in Fiscal Year 2015

The following table provides information on the benefits payable to each NEO under the Company’s EDCP and DC Restoration Plan:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions	Earnings in	Withdrawals/	Balance at
	2015(1)	in 2015(2)	Last FY(3)	Distributions	12/31/15(4)
Name	($)	($)	($)	($)	($)
D. G. Nord	324,720	64,120	(27,090)	—	2,401,757
W. R. Sperry	—	21,828	(1,246)	—	117,896
A. Hsieh	—	15,304	(781)	—	28,489
G. W. Bakker	—	—	—	—	—
D. S. Wegman	—	—	—	—	—

(1)	The amounts reported in the Executive Contributions in 2015 column reflect an elective contribution by Mr. Nord of 33% of his short-term incentive awards into the EDCP. This amount was earned and deferred for services in 2014, but contributed to the EDCP in April 2015, and are included in the Summary Compensation Table for 2014 under the Non-Equity Incentive Compensation Plan column.
(2)	The amount reported in the Registrant Contributions in 2015 column reflects a profit sharing contribution for Mr. Nord, Mr. Sperry and Mr. Hsieh under the DC Restoration Plan earned for services in 2014 and contributed in 2015, but does not include the following accrued profit sharing contributions earned in 2015 to be contributed in 2016 which amounts are included in the All Other Compensation column of the Summary Compensation Table on page 39 for 2015: Mr. Nord - $67,697, Mr. Sperry - $21,948 and Mr. Hsieh - $15,424 .
(3)	The amounts reported in the Aggregate Earnings in Last FY column include aggregate earnings on the EDCP account balances and the DC Restoration Plan balances in 2015.
(4)	The amounts reported in the Aggregate Balance at 12/31/15 column reflect Mr. Nord’s balance in the EDCP and in the DC Restoration Plan. For Mr. Sperry and Mr. Hsieh, the amounts shown reflect their balances in the DC Restoration Plan.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	46

Back to Contents

Potential Post-Employment Compensation Arrangements

The Company offers post-employment compensation and benefits to the named executive officers under its general Severance Policy (which is also available to senior level employees), Equity Plan, STI Plans, benefit plans and retirement plans, and pursuant to individual change in control severance agreements (“CIC Agreements”) that provide compensation and benefits only in the event of a change in control. The table below describes the types of compensation and benefits a named executive officer is eligible for under these plans, policies and agreements based on five termination scenarios involuntary termination, death, disability, change in control and Retirement. No incremental amounts are payable to the named executive officers upon voluntary termination or termination for cause, therefore, these scenarios are not included in the table.

Outplacement
Scenario	Severance	Insurance Benefits	STI Award	LTI Award	Pension Benefits	Services
Involuntary Termination Benefits paid under Severance Policy, Equity Plan, STI Plans and retirement plans	4 weeks base salary continuation for each year of service, 26 weeks minimum and 78 weeks maximum	Continued medical, dental and life insurance benefits for the salary continuation period	Pro-rated portion of target short-term incentive award earned through date of termination	Unvested PBRS, time-based restricted stock, SARs and PS are forfeited unless NEO meets definition of Retirement	–	Up to 12 months following termination. Benefit not exchangeable for cash equivalent.
Death Benefits paid under the Equity Plan and retirement plans	–	–	–	Unvested PBRS, time-based restricted stock, SARs and PS become fully vested	–	–
Disability Benefits paid under the Equity Plan and retirement plans	–	–	–	Unvested PBRS, time-based restricted stock, SARs and PS become fully vested	Unreduced immediate pension benefit based upon service projected to age 65	–
Change in Control Benefits paid under CIC Agreements, Equity Plan and benefit plans	Lump sum of NEO’s base salary times 2.75 for Mr. Nord and 2.5 for the other NEOs	Continued medical, dental and life insurance benefits under Company benefit plans after termination for 2.75 years for Mr. Nord, and 2.5 years for the other NEOs	Average short-term incentive awards received by the NEO in the three years preceding the change in control and a pro-rated portion of NEO’s annual STI Target for year in which termination occurs	Unvested PBRS, time-based restricted stock, SARs and PS become fully vested	A lump-sum cash payment equal to the incremental value of: 2.75 years for Mr. Nord, and 2.5 years for the other NEOs of additional age and service credit under all applicable Supplemental Plans	Up to 12 months following termination at a cost not to exceed 15% of the NEO’s annual base salary
Retirement Benefits paid under the Equity Plan	–	–	–	Unvested PBRS and PS remain eligible to vest subject to satisfaction of performance criteria. Time-based restricted stock becomes fully vested, and SARs continue to vest in the normal course.	–	–

The following table reflects the estimated incremental post-termination amounts that would have been payable to a named executive officer in the event of termination of employment in each of the five scenarios described above on December 31, 2015. These amounts are calculated in accordance with the terms of the applicable plans, policies and agreements described in the preceding table and assume that the named executive officer has met the applicable eligibility requirements. The amounts in the table DO NOT include:

•	Any value that would be realized upon the exercise of vested SARs.

•	The estimated value of vested and accrued pension benefits that would be received upon any termination of employment under the Company’s retirement plans except to the extent of additional age or service credit that the NEO may be entitled under a CIC Agreement.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	47

Back to Contents

Post-Employment and Change in Control Payment Table

		Equity Awards with
	Severance(1)	Accelerated Vesting(2)	Pension Benefits(3)	Welfare Benefits(4)	Total
Name	($)	($)	($)	($)	($)
D. G. Nord
Death	—	7,156,147	—	—	7,156,147
Disability	—	7,156,147	1,979,823	—	9,135,970
Involuntary Termination	1,859,165	—	—	135,960	1,995,125
Change in Control	4,097,021	7,156,147	5,977,315	202,421	17,432,904
W. R. Sperry
Death	—	1,821,015	—	—	1,821,015
Disability	—	1,821,015	—	—	1,821,015
Involuntary Termination	625,436	—	—	129,324	754,760
Change in Control	1,654,073	1,821,015	—	119,053	3,594,141
A. Hsieh
Death	—	1,357,378	—	—	1,357,378
Disability	—	1,357,378	—	—	1,357,378
Involuntary Termination	488,748	—	—	128,528	617,276
Change in Control	1,280,724	1,357,378	—	106,356	2,744,458
G. W. Bakker
Death	—	1,117,471	—	—	1,117,471
Disability	—	1,117,471	1,963,516	—	3,080,987
Involuntary Termination	934,994	—	—	142,932	1,077,926
Change in Control	744,619	1,117,471	43,995	102,013	2,008,098
D. S. Wegman
Death	—	803,190	—	—	803,190
Disability	—	803,190	1,385,037	—	2,188,227
Involuntary Termination	819,000	—	—	144,882	963,882
Change in Control	678,661	803,190	38,565	99,965	1,620,381

(1)	The amounts reported in the Severance column also include the payment of the NEO’s target short-term incentive award earned through the date of termination.
(2)	The amounts reported in the Equity Awards with Accelerated Vesting column reflect the value realized by the NEO upon the exercise of all unvested SARs, and the vesting of all unvested PBRS, time-based restricted stock and performance shares upon death, disability, or a change in control.
(3)	The amounts reported in the Disability rows are calculated based on a 4.80% discount rate and using the disability mortality table published in Internal Revenue Ruling 96-7. This table assumes a different life expectancy than the tables used to calculate the present value of accumulated benefits under the Company’s retirement plans. In the event of disability, the incremental retirement plan benefit was calculated by comparing the disability benefit to the vested accrued benefit under the qualified and non-qualified plans as of December 31, 2015.
(4)	The amounts reported in the Welfare column include the payment of outplacement services for the NEO’s for up to twelve months and insurance benefit continuation calculated in accordance with the terms of the Severance Policy and CIC Agreements, as applicable.

Severance Policy

The Company has a severance policy which offers severance benefits to the named executive officers and other members of senior management in the event of involuntary termination or termination for reasons other than cause (“Severance Policy”). The Severance Policy offers salary continuation for a period of 4 weeks for each year of service with a minimum of 26 weeks and maximum of 78 weeks; continued medical, dental and life insurance benefits for the salary continuation period; a prorated portion of the employee’s target short-term incentive award earned through the date of termination; and outplacement services for up to 12 months. The Severance Policy does not offer benefits if termination of employment is the result of a change in control. In such event, the named executive officers would only be eligible for severance benefits pursuant to the terms of their CIC Agreements as described on page 49.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	48

Back to Contents

Change in Control Severance Agreements

The Company is a party to CIC Agreements with the named executive officers which provide severance benefits in the event of a termination of employment by the executive for good reason or by the Company (other than for cause or due to the executive’s death, disability or retirement) within two years after a change in control or, in certain circumstances, in anticipation of a change in control. A “change in control” is generally defined as a change in the majority of the Company’s Board of Directors during any 12 month period, the acquisition by a party directly or indirectly of 30% or more of the voting power of the Company, a sale of substantially all of the Company’s assets, the acquisition by a party of more than 50% of either the voting power of the Company or the fair market value of the Company. CIC Agreements may only be granted with the approval of the Board of Directors, upon the recommendation of the Compensation Committee.

The CIC Agreements contain a provision whereby the severance multiple is reduced in monthly increments over the two-year period following the named executive officer’s 63rd birthday, until it reaches one times the executive’s base salary and average short-term incentive award. Payments under the CIC Agreements are offset by severance or similar payments and/or benefits received by the executive under any other Company plan or policy.

The CIC Agreements also provide that if an executive would have otherwise incurred excise taxes under Section 4999 of the Code, such payments may be reduced to the “safe harbor amount” so that no excise taxes would be due, if such reduction would result in the executive being in a better net after tax position. The CIC Agreements do not provide for any tax gross up in the event the payments are not reduced, and thus the executive would be required to pay any excise taxes under Section 4999 of the Code. No benefits are payable under the CIC Agreements if a named executive officer is terminated for “cause” or if the named executive officer terminates employment other than for “good reason” as defined in the CIC Agreements.

The Company has established a grantor trust to secure the benefits to be provided under the CIC Agreements, the Executive Plan, DB Restoration Plan, and DC Restoration Plan and other plans maintained by the Company for the benefit of members of the Company’s senior management.

Supplemental Plan Benefits

Certain provisions of the Executive Plan do not take effect until the occurrence of certain change of control events. Among others, provisions in the Executive Plan provide for the (i) suspension, reduction or termination of benefits in cases of gross misconduct by a participant; (ii) forfeiture of benefits if a retired participant engages in certain competitive activities; (iii) reduction in benefits upon early retirement; and (iv) offset of amounts which a participant may then owe the Company against amounts then owing the participant under the Executive Plan are automatically deleted upon the occurrence of a change of control event. In addition, a participant’s years of service with the Company (as calculated for the purpose of determining eligibility for Supplemental Plan benefits) and Supplemental Plan benefits accrued prior to the change of control event, may not be reduced after the occurrence of a change of control. If a participant’s employment is terminated after a change of control, unless the participant elects to receive a distribution of Supplemental Plan benefits in installment payments, the participant will receive payment of benefits in one lump sum within 10 days after termination.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	49

Back to Contents

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - ITEM 2

General

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (independent auditor) for 2016. Although ratification of our selection of independent auditors is not required, we value the opinions of our shareholders and wish to submit the matter to a vote at the 2016 Annual Meeting as a matter of sound corporate governance.

PricewaterhouseCoopers LLP has served as the Company’s independent auditors for many years. We have been advised that a representative of PricewaterhouseCoopers LLP will attend the 2016 Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if desired.

In the event the selection of PricewaterhouseCoopers LLP is not ratified by the shareholders, the Audit Committee would reconsider the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor. Even if the selection of independent auditors is ratified, the Audit Committee still retains the discretion to select a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and our shareholders.

Vote Requirement

The affirmative vote of a majority of the votes cast by the holders of our Common Stock is required to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company. Abstentions will not affect the voting results. Because brokers have the discretionary authority to vote on the ratification of auditors, we do not expect any broker non-votes in connection with the ratification.

The Board of Directors Unanimously Recommends that the Shareholders Vote “FOR” the Ratification of the Selection of PricewaterhouseCoopers LLP.

Audit and Non-Audit Fees

The following table shows the aggregate fees for professional services provided by PricewaterhouseCoopers LLP to the Company and its subsidiaries for the years ended December 31, 2015 and December 31, 2014:

	2015	2014
Audit Fees(1)	$2,896,500	$2,646,490
Audit-Related Fees(2)	106,000	222,000
Tax Fees(3)	140,000	171,000
All Other Fees(4)	6,200	6,200
TOTAL FEES	$3,148,700	$3,045,690

(1)	The amount included under Audit Fees consist of fees for professional services rendered for the audits of the Company’s consolidated annual financial statements and the effectiveness of internal control over financial reporting. Audit Fees also include review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	The amount included under Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under Audit Fees. This category includes fees principally related to financial due diligence and audits of employee benefit plans.

(3)	The amount included under Tax Fees include domestic and international income tax planning assistance and foreign entity compliance services.

(4)	The amount included under All Other Fees consists of fees for products and services other than the services reported above. These services include fees related to technical publications purchased from the independent registered public accounting firm.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	50

Back to Contents

Audit and Non-Audit Services Pre-Approval Policy

The Company’s Audit and Non-Audit Services Pre-Approval Policy (“Services Policy”) sets forth the policies and procedures by which the Audit Committee reviews and approves all services to be provided by the independent auditors prior to their engagement. The Services Policy underscores the need to ensure the independence of the independent auditor while recognizing that the independent auditor may possess the expertise on certain matters that best position it to provide the most effective and efficient services on certain matters unrelated to accounting and auditing.

The Audit Committee will only pre-approve the services that it believes enhance the Company’s ability to manage or control risk. The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. The Services Policy provides the Audit Committee a description of services that can be performed such as audit, audit-related, tax and other permissible non-audit services. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors. Any proposed services exceeding pre-approved amounts also requires pre-approval by the Audit Committee. In the interim periods during which the Audit Committee is not scheduled to meet, the Chairman of the Audit Committee can authorize spending which exceeds pre-approved levels. As part of the process, the Audit Committee shall consider whether such services are consistent with SEC rules and regulations on auditor independence.

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of independent Directors functioning in accordance with a written charter adopted and approved by the Board of Directors effective December 6, 2011, which Charter is reviewed annually by the Audit Committee. As provided in the Charter, the Audit Committee assists the Company’s Directors in fulfilling their responsibilities relating to corporate accounting, the quality and integrity of the Company’s financial reports, and the Company’s reporting practices. The functions of the Audit Committee are further described in the “Corporate Governance” section on page 17.

In connection with the discharge of its responsibilities, the Audit Committee has taken a number of actions, including, but not limited to, the following:

•	The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements;

•	The Audit Committee has discussed with independent registered public accounting firm the matters required to be discussed by statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board; and

•	The Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, discussed their independence with them and satisfied itself as to the independence of the independent registered public accounting firm.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Audit Committee

Steven R. Shawley, Chair

Carlos M. Cardoso

Neal J. Keating

John F. Malloy

Judith F. Marks

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	51

Back to Contents

APPROVAL OF THE COMPANY’S SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED - ITEM 3

The Company previously adopted the Hubbell Incorporated Senior Executive Incentive Compensation Plan (the “Senior Plan”), a performance-based incentive award plan under which key executive officers of the Company who are designated by the Committee administering the Plan are eligible to receive short-term incentive award payments. The Senior Plan was previously adopted and approved by the Company’s shareholders at our 2011 annual meeting with the intent that short-term incentives payable by the Company to its senior executives under the Senior Plan would be treated as fully deductible for federal income tax purposes.

The Board of Directors has approved an amendment and restatement of the Senior Plan (which is referred to herein as the “Restated Plan”), subject to shareholder approval which:

•	Updates the list of performance criteria which may be used to determine incentive payments under the Restated Plan to be more consistent with the performance criteria set forth in our 2005 Incentive Award Plan (as amended and restated);

•	Adopts new provisions to reflect corporate governance best practices; and

•	Extends the term of the Restated Plan until 2021.

In addition, certain other immaterial administrative changes have been included in the Restated Plan.

By seeking shareholder approval of the Restated Plan, the Company is seeking approval of the material terms of performance goals under the Restated Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Shareholder approval of such terms would preserve the Company’s ability to deduct compensation associated with future awards made under the Restated Plan under Section 162(m). Section 162(m) limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap. The performance-based cash awards that may be payable under the Restated Plan are intended to qualify as performance-based compensation. For such awards to qualify as performance-based compensation, the shareholders must approve the material terms of the performance goals every five years.

If the Restated Plan is not approved, its provisions will not become effective. In that case, the Restated Plan as in existence prior to its amendment and restatement will continue in effect in accordance with its terms through 2016, but the performance-based incentive awards granted to covered employees in 2016 and thereafter will not be deductible as performance-based compensation under Section 162(m).

Description of the Restated Plan

General

The purpose of the Restated Plan is to provide incentive compensation to certain executive officers of the Company and its subsidiaries, to motivate eligible executives toward even higher achievement and business results, to tie their goals and interests to those of the Company and its shareholders and to enable the Company to attract and retain highly qualified executives.

Administration

The Restated Plan will be administered by a committee (the “Committee”) which is appointed by the Board and which consists of at least two members of the Board who qualify as “outside directors” under Section 162(m) of the Code and the regulations and interpretations promulgated thereunder. The Committee will have the sole discretion and authority to administer and interpret the Restated Plan.

Eligibility

The persons eligible to participate in the Plan shall be those senior executive officers who are, or, as determined in the discretion of the Committee, may become, “covered employees” (as defined in Section 162(m) of the Code) of the Company (currently five persons).

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	52

Back to Contents

Short-Term Incentive Award Determinations

Participants in the Restated Plan may receive a short-term incentive award payment under the Restated Plan based upon the attainment of performance objectives established by the Committee and related to one or more of the following performance criteria:

•	net earnings (either before or after interest, taxes, depreciation and amortization);

•	economic value-added (as determined by the Committee);

•	sales or revenue or sales or revenue growth;

•	net income (either before or after taxes);

•	operating earnings or profit (either before or after taxes);

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on capital;

•	return on invested capital;

•	return on shareholders’ equity;

•	return on assets;

•	shareholder return;

•	return on sales;

•	gross or net profit margin;

•	productivity;

•	expense;

•	operating margin or profit;

•	operating efficiency;

•	customer satisfaction;

•	working capital efficiency;

•	earnings or loss per share;

•	price per share of stock or dividends per share of stock (or appreciation in and/or maintenance of such price or dividends);

•	financial ratios (including those measuring liquidity, activity, profitability or leverage);

•	market share;

•	implementation or completion of critical projects, including strategic partnerships and transactions; or

•	market penetration and geographic business expansion.

The foregoing criteria may relate to the Company, one or more of its divisions, business units, platforms or an individual, or any combination of the foregoing, and may be applied on an absolute basis or as compared to any incremental increases or as compared to results of one or more peer group companies or market performance indicators or indices, or any combination thereof, all as the Committee shall determine.

The Committee may provide that one or more objectively determinable adjustments will be made to one or more of the performance goals established for any performance period. Such adjustments may include one or more of the following:

•	items related to a change in accounting principle;

•	items relating to financing activities;

•	expenses for restructuring or productivity initiatives;

•	other non-operating items;

•	items related to acquisitions;

•	items attributable to the business operations of any entity acquired by the Company during the performance period;

•	items related to the disposal of a business or segment of a business;

•	items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards;

•	items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period;

•	any other items of significant income or expense which are determined to be appropriate adjustments;

•	items relating to unusual or extraordinary corporate transactions, events or developments;

•	items related to amortization of acquired intangible assets;

•	items that are outside the scope of the Company’s core, on-going business activities; or

•	items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting standards or business conditions.

Short-term incentive award formulas for covered employees will be adopted in each performance period by the Committee no later than March 30 of each calendar year. No short-term incentives will be paid to covered employees unless and until the Committee makes a certification in writing with respect to the attainment of the objective performance standards as required by Section 162(m) of the Code. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Incentive payments awarded under the Plan shall be paid in cash. Any incentive payment to be paid to a participant shall be made as soon as practicable after the close of the fiscal year for which such incentive payment is awarded (but not later than March 15 of the year following the end of such fiscal year). The Committee has the discretion, prior to making any incentive payment, to decrease, but not increase, the incentive payment otherwise payable pursuant to the performance criteria and metrics established by the Committee at the beginning of the applicable performance period.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	53

Back to Contents

Awards Subject to Clawback

All payments made pursuant to the Restated Plan shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy.

Amendment of the Restated Plan

The Board of Directors may at any time amend, suspend or terminate, in whole or in part, any or all of the provisions of the Restated Plan, provided that (i) no such action shall affect the rights of any participant with respect to any payment to which a participant may have become entitled, deferred or otherwise, prior to the effective date of such action, and (ii) no amendment that requires shareholder approval in order for incentive payments hereunder to be deductible under the Code may be made without approval of the shareholders of the Company.

Estimate of Benefits; New Plan Benefits

Awards under the Restated Plan are subject to the future attainment of performance goals, and no determinations have been made as to the amounts that may be granted in the future. Therefore, the actual amount of future short-term incentive payments under the Restated Plan is not presently determinable. However, the Restated Plan provides that the maximum annual short-term incentive award payable to any covered employee shall not exceed $5.0 million (which limit has remained unchanged from the current Senior Plan).

Awards Granted Under the Senior Plan

There are currently five executives who would be eligible to receive awards under the Restated Plan for performance in 2016, subject to approval of the Restated Plan by our shareholders. The following table sets forth summary information concerning the target short-term incentive award each of these participants could receive with respect to 2016 assuming all 2016 performance measures are met at target levels, subject to the Committee’s ability to reduce awards in its discretion:

Name and Position	Dollar Value of Target Award(1)
D. G. Nord
Chairman, President and Chief Executive Officer	$1,150,000
W. R. Sperry
Senior Vice President and Chief Financial Officer	$420,000
A. Hsieh
Vice President,General Counsel	$308,000
G. W. Bakker
Group President, Power Systems	$315,000
D. S. Wegman
Group President, Commercial and Industrial	$301,000
All executive officer participants, as a group (5 persons)	$2,494,000
All participants who are current directors who are not executive officers, as a group (0 persons)	—
All participants who are not executive officers, as a group (0 persons)	—
(1)	Short-term incentive awards for 2016 can be earned up to 200% of target depending upon achievements with respect to certain performance measures designated by the Compensation Committee.

Plan Information as of December 31, 2015

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	54

Back to Contents

Equity Compensation Plans

The following table provides certain information as of December 31, 2015 about Common Stock that may be issued under the Company’s existing equity compensation plans (in thousands, except per share amounts):

Equity Compensation Plan Information	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by shareholders(a)	2,037(c)(e)	$83.77(f)	3,756(c)
Equity compensation plans not requiring shareholder approval(b)	64	–	174(c)
Total	2,101	$83.77	3,930
(a)	The Company’s (1) Stock Option Plan for Key Employees and (2) 2005 Incentive Award Plan, as Amended and Restated.
(b)	The Company’s Deferred Compensation Plan for Directors, as Amended and Restated.
(c)	Hubbell Common Stock.
(d)	Represents the amount of shares currently deferred under this plan. These shares are not included in the total weighted average exercise price included in column B.
(e)	Includes 333 thousand performance share awards assuming a maximum payout target. The Company does not anticipate that the maximum payout target will be achieved for all of these awards.
(f)	Weighted average exercise price excludes performance share awards included in column A.

Incorporation by Reference

The foregoing is only a summary of the Restated Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

Vote Requirement

The affirmative vote of a majority of the votes cast by the holders of our Common Stock is required to approve the Restated Plan. Abstentions and broker non-votes are not considered to be votes cast and therefore will not affect the voting results with respect to this proposal.

The Board of Directors Unanimously Recommends that the Shareholders Vote “FOR” the Approval of the Hubbell Incorporated Senior Executive Incentive Compensation Plan, as Amended and Restated.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	55

Back to Contents

GENERAL

Solicitation Expenses

The Company will pay the cost of soliciting proxies for the 2016 Annual Meeting. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by the Company’s directors, officers or employees. No additional compensation will be paid to the Company’s directors, officers or employees for such services. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at an estimated cost of $15,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, Directors and persons owning more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the SEC and the NYSE. SEC regulations also require that a copy of all Section 16(a) forms filed be furnished to the Company by its officers, Directors and greater than ten percent shareholders.

Based solely on a review of the copies of such forms and related amendments received by the Company and, where applicable, written representations from the Company’s officers and Directors that no Form 5s were required to be filed, the Company believes that during and with respect to fiscal year 2015 all Section 16(a) filing requirements applicable to its officers, Directors and beneficial owners of more than ten percent of any class of its equity securities were met except that due to an administrative oversight a Form 3 for Ms. Marks was not timely filed.

Review and Approval of Related Person Transactions

The Company reviews all relationships and transactions in which the Company and related persons participate to determine whether related persons have a direct or indirect material interest in any such transactions. Under SEC rules, a related person is any person who is or was since the beginning of the last fiscal year a director, executive officer, nominee for director, or beneficial owner of more than 5% of the Company’s Common Stock, or any of his or her immediate family members. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. In addition, the NCGC reviews and approves or ratifies any related person transaction that is required to be disclosed. See the discussion under “Director Independence” above on page 17.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	56

Back to Contents

Shareholder Proposals and Nominations for Director

Proposals Intended for Inclusion in the 2017 Proxy Materials

Shareholder proposals to be considered for inclusion in the Company’s proxy materials related to the 2017 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than November 16, 2016.

Proposals Not Intended for Inclusion in the 2017 Proxy Materials

The Company’s By-Laws set forth specific procedures and requirements in order to nominate a director or submit a proposal to be considered at the 2017 Annual Meeting of Shareholders. These procedures require that any nominations or proposals must be received by the Company no earlier than February 2, 2017 and no later than February 22, 2017 in order to be considered.

If, however, the date of the 2017 Annual Meeting is more than 20 days before or more than 70 days after May 3, 2017, shareholders must submit such nominations or proposals not earlier than the 90th day prior to the meeting and not later than the close of business on the later of the 70th day prior to the meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by us. In addition, with respect to nominations for directors, if the number of directors to be elected at the 2017 Annual Meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 80 days prior to May 3, 2017, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

A shareholder’s notice to nominate a director or bring any other business before the 2017 Annual Meeting must set forth certain information specified in our By-Laws. For additional information on the time limitations and requirements related to director nominations or other shareholder proposals, see the Company’s By-Laws at www.hubbell.com in the Investor Info section.

By Order of the Board of Directors

Hubbell Incorporated

Shelton, Connecticut

March 16, 2016

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	57

Back to Contents

HUBBELL INCORPORATED
SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED
(Effective January 1, 2016)

Article 1

Purpose

The purpose of this Senior Executive Incentive Compensation Plan (the “Plan”) is to provide incentive compensation to executive officers of Hubbell Incorporated (the “Company”) and its subsidiaries, to motivate eligible executives toward even higher achievement and business results, to tie their goals and interests to those of the Company and its shareholders and to enable the Company to attract and retain highly qualified executives. The Plan is for the benefit of “covered employees” as described below who are selected to become participants by the Committee (as defined below).

Article 2

Administration

2.1	The Compensation Committee of the Company’s Board of Directors consisting of not less than two directors, each of whom shall qualify as an “outside director” as that term is defined under Section 162(m) of the Code (the “Committee”), shall administer the Plan. The Committee shall serve at the pleasure of the Board. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. Vacancies in the Committee shall be filled by the Board.
2.2	The Committee shall administer the Plan under such rules, regulations and criteria as it shall prescribe. Its decisions in the administration and interpretation of the Plan shall be final as to all interested parties and shall be and constitute acts of the Company.

Article 3

Eligibility and Participation

3.1	The persons eligible to participate in the Plan shall be those senior executive officers who are, or, as determined in the discretion of the Committee, may become, “covered employees” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, the “Code”) of the Company for the applicable taxable year of the Company.
3.2	The Committee shall from time to time designate the employees eligible for participation in the Plan. The persons so designated by the Committee are hereinafter called “participants.”

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	58

Back to Contents

Article 4

Determination of Incentive Payments

4.1	Participants are eligible to receive an incentive payment under the Plan upon the attainment of objective performance goals (the “Performance Goals”) which are established by the Committee and relate to one or more of the following financial, operational or other business criteria with respect to the Company or any of its subsidiaries (the “Performance Criteria”): (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) economic value added (as determined by the Committee); (iii) sales or revenue, or sales or revenue growth; (iv) net income (either before or after taxes); (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on capital; (viii) return on invested capital; (ix) return on shareholders’ equity; (x) return on assets; (xi) shareholder return; (xii) return on sales; (xiii) gross or net profit margin; (xiv) productivity; (xv) expense; (xvi) operating margin or profit; (xvii) operating efficiency; (xviii) customer satisfaction; (xix) working capital efficiency; (xx) earnings or loss per share; (xxi) price per share of the Company’s common stock or dividends per share of common stock (or appreciation in and/or maintenance of such price or dividends); (xxii) financial ratios (including those measuring liquidity, activity, profitability or leverage); (xxiii) market share; (xxiv) implementation or completion of critical projects, including strategic partnerships and transactions; (xxv) market penetration and geographic business expansion, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or to market performance indicators or indices. Depending on the Performance Criteria used to establish the Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, platform or an individual. The achievement of each Performance Goal shall be determined in accordance with Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time (“Applicable Accounting Standards”).
4.2	On or before March 30 of each calendar year (each, a “Performance Period”), the Committee shall establish the Performance Goals for that Performance Period and shall determine the method by which a participant’s incentive payments hereunder shall be calculated for that Performance Period, based on the attainment of such Performance Goals. Without limiting its authority hereunder, the Committee may condition payment of a participant’s incentive payments on additional service-related criteria; e.g., that the participant remain in the employ of the Company for the entire Performance Period.
4.3	After the end of the applicable Performance Period, the Committee shall certify in writing whether the Performance Goals and any other material terms of the incentive payment have been satisfied (such written certification may take the form of minutes of the Committee). Notwithstanding the foregoing, such determinations shall in all events be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.
4.4	The Committee shall have the discretion, prior to making any incentive payment, to decrease, but not increase, the incentive payment otherwise calculated pursuant to Section 4.1. In no event shall the annual incentive payment to any participant exceed $5.0 million.
4.5	The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

Article 5

Method of Making Incentive Payments

Incentive payments awarded under the Plan shall be paid in cash. The amount of any incentive payment to be made to a participant in cash shall be paid as soon as practicable after the close of the fiscal year for which such incentive payment is awarded (but not later than March 15 of the year following the end of such fiscal year).

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	59

Back to Contents

Article 6

General Provisions

6.1	Neither the establishment of the Plan nor the selection of any employee as a participant shall give any participant any right to be retained in the employ of the Company or any subsidiary of the Company, or any right whatsoever under the Plan other than to receive incentive payments awarded by the Committee.
6.2	The place of administration of the Plan shall be conclusively deemed to be within the State of Connecticut, and the validity, construction, interpretation and effect of the Plan, its rules and regulations and the rights of any and all participants having or claiming to have an interest therein or thereunder shall be governed by and determined conclusively and solely in accordance with the laws of the State of Connecticut, without regard to any conflicts of laws provisions.
6.3	No member of the Board of Directors of the Committee shall be liable to any person in respect of the Plan for any act or omission of such member or of any other member or of any officer, agent or employee of the Company.
6.4	This Plan shall not be deemed the exclusive method of providing incentive compensation to a participant or any other employee of the Company or a subsidiary of the Company.
6.5	The Company or any subsidiary making a payment hereunder shall withhold therefrom such amounts as may be required by federal, state or local law.
6.6	Notwithstanding anything contained in the Plan to the contrary, all payments made pursuant to the Plan shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy.

Article 7

Amendment, Suspension or Termination

The Board of Directors of the Company may from time to time amend, suspend or terminate, in whole or in part, any or all of the provisions of the Plan, provided that (i) no such action shall affect the rights of any participant or the operation of the Plan with respect to any payment to which a participant may have become entitled, deferred or otherwise, prior to the effective date of such action, and (ii) no amendment that requires shareholder approval in order for incentive payments hereunder to be deductible under the Code may be made without approval of the shareholders of the Company.

Article 8

Effective Date of the Plan

The Plan shall become effective as of January 1, 2016, subject to approval by shareholders at the Company’s Annual Meeting of Shareholders in May, 2016. So long as the Plan shall not have been previously terminated by the Company, it shall be resubmitted for approval by the Company’s shareholders in 2021, and every fifth year thereafter. In addition, the Plan shall be resubmitted to the Company’s shareholders for approval as required by Section 162(m) of the Code if it is amended in any way that changes the material terms of the Plan’s Performance Goals, including by materially modifying the Performance Goals, increasing the maximum bonus payable under the Plan or changing the Plan’s eligibility requirements.

HUBBELL INCORPORATED - 2016 Annual Meeting of Shareholders & Proxy Statement	60

Back to Contents

reliable   |   electrical   |   solutions

Serving Our	Operating with	Growing the	Developing
Customers	Discipline	Enterprise	Our People

Back to Contents

HUBBELL INCORPORATED
40 Waterview Drive
Shelton, CT 06484
ATTN:Corporate Secretary

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 Carlos M. Cardoso	02 Anthony J. Guzzi	03 Neal J. Keating	04 John F. Malloy	05 Judith F. Marks
06 David G. Nord	07 John G. Russell	08 Steven R. Shawley	09 Richard J. Swift	

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for the year 2016.	☐	☐	☐
3. Approval of the Company's Senior Executive Incentive Compensation Plan, as Amended and Restated.	☐	☐	☐

NOTE: Voting items may also include such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000273460_1 R1.0.1.25

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10K are available at www.proxyvote.com

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
HUBBELL INCORPORATED
For Annual Meeting of Shareholders
May 3, 2016 at 9:00 AM

The undersigned hereby appoints each of AN-PING HSIEH and MEGAN C. PRENETA as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated **Common Stock** at the annual meeting of its shareholders and at any postponement, continuation or adjournment thereof upon the matters set forth in the notice of meeting and proxy statement for the 2016 annual meeting of shareholders and upon all other matters properly coming before said meeting or any postponement, continuation or adjournment thereof. **This proxy will be voted FOR the election of each nominee for director contained in Proposal 1 and FOR Proposals 2 and 3 unless a contrary specification is made, in which case it will be voted in accordance with such specification. The proxies are authorized to vote upon such other business as may properly come before the annual meeting or at any postponement, continuation or adjournment thereof in their discretion.**

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000273460_2 R1.0.1.25